WG&M DRAFT

                                                                        05/14/96

                                                                       EXHIBIT D



                              ___________________,

                                    Mortgagor





                                       to

                              ___________________,



                                   as Trustee,

                                    Mortgagee




                  MORTGAGE, ASSIGNMENT OF RENTS AND LEASES AND
                               SECURITY AGREEMENT

                  ---------------------------------------------


                         Dated as of _________ __, 1996


                     County & State: ______________________


                              PREPARED BY AND UPON
                             RECORDATION RETURN TO:

                           Weil, Gotshal & Manges LLP
                                767 Fifth Avenue
                            New York, New York 10153
                         Attention: Barry D. Lites, Esq.

                                TABLE OF CONTENTS



Article 1- GRANTS OF SECURITY

         Section 1.1      Property Mortgaged
         Section 1.2      Assignment of Leases and Rents
         Section 1.3      Security Agreement
         Section 1.4      Pledge of Monies Held

Article 2 - DEBT AND OBLIGATIONS SECURED

         Section 2.1      Debt
         Section 2.2      Other Obligations
         Section 2.3      Debt and Other Obligations

Article 3 - MORTGAGOR COVENANTS

         Section 3.1      Payment of Debt
         Section 3.2      Incorporation by Reference
         Section 3.3      Insurance
         Section 3.4      Payment of Taxes, etc.
         Section 3.5      Permitted Contests
         Section 3.6      Escrow Fund
         Section 3.7      Condemnation
         Section 3.8      Leases and Rents
         Section 3.9      Maintenance of Property/Alterations
         Section 3.10     Restoration
         Section 3.11     Waste
         Section 3.12     Compliance with Laws
         Section 3.13     Books and Records
         Section 3.14     Management Agreements
         Section 3.15     Performance of Other Agreements
         Section 3.16     [Intentionally Omitted]
         Section 3.17     [Intentionally Omitted]
         Section 3.18     [Intentionally Omitted]
         Section 3.19     Existence
         Section 3.20     Payment for Labor and Materials

Article 4 - REPRESENTATIONS AND WARRANTIES

         Section 4.1      Warranty of Title
         Section 4.2      [Intentionally Omitted]
         Section 4.3      Legal Status and Authority
         Section 4.4      [Intentionally Omitted]
         Section 4.5      Litigation
         Section 4.6      Status of Property
         Section 4.7      No Foreign Person
         Section 4.8      Separate Tax Lot
         Section 4.9      ERISA Compliance
         Section 4.10     Leases
         Section 4.11     [Intentionally Omitted]
         Section 4.12     Business Purposes
         Section 4.13     Taxes
         Section 4.14     Mailing Address
         Section 4.15     [Intentionally Omitted]
         Section 4.16     [Intentionally Omitted]
         Section 4.17     Illegal Activity
         Section 4.18     Trade Names
         Section 4.19     Contracts
         Section 4.20     [Intentionally Omitted]
         Section 4.21     Contingent Liabilities
         Section 4.22     No Other Obligations
         Section 4.23     No Other Debt
         Section 4.24     Special Assessments
         Section 4.25     [Intentionally Omitted]
         Section 4.26     Title Insurance
         Section 4.27     Survival

Article 5 - OBLIGATIONS AND RELIANCE

         Section 5.1      Relationship of Mortgagor and Mortgagee
         Section 5.2      No Reliance on Mortgagee
         Section 5.3      No Mortgagee Obligations
         Section 5.4      Reliance

Article 6 - FURTHER ASSURANCES

         Section 6.1      Recording of Mortgage, etc
         Section 6.2      Further Acts, etc
         Section 6.3      Changes in Tax, Debt, Credit and Documentary Stamp
                           Laws
         Section 6.4      Estoppel Certificates
         Section 6.5      Flood Insurance
         Section 6.6      Splitting of Mortgage
         Section 6.7      Replacement Documents

Article 7 - DUE ON SALE/ENCUMBRANCE

         Section 7.1      Mortgagee Reliance
         Section 7.2      No Sale/Encumbrance
         Section 7.3      Sale/Encumbrance Defined
         Section 7.4      Mortgagee's Rights

Article 8 - PREPAYMENT

         Section 8.1      Prepayment

Article 9 - DEFAULT

         Section 9.1      Events of Default
         Section 9.2      Default Interest

Article 10 - RIGHTS AND REMEDIES

         Section 10.1     Remedies
         Section 10.2     Application of Proceeds
         Section 10.3     Right to Cure Defaults
         Section 10.4     Actions and Proceedings
         Section 10.5     Recovery of Sums Required to Be Paid
         Section 10.6     Examination of Books and Records
         Section 10.7     Other Rights, etc
         Section 10.8     Right to Release Any Portion of the Property
         Section 10.9     Right of Entry

Article 11 - ENVIRONMENTAL HAZARDS

         Section 11.1     Environmental Representations and Warranties
         Section 11.2     Environmental Covenants
         Section 11.3     Environmental Assessments

Article 12 - INDEMNIFICATION

         Section 12.1     General Indemnification
         Section 12.2     Mortgage and/or Intangible Tax
         Section 12.3     ERISA Indemnification
         Section 12.4     Environmental Indemnification
         Section 12.5     Duty to Defend; Attorneys' Fees and Other Fees and
                            Expenses

Article 13 - WAIVERS

         Section 13.1     Waiver of Counterclaim
         Section 13.2     Marshalling and Other Matters
         Section 13.3     Waiver of Notice
         Section 13.4     Waiver of Statute of Limitations
         Section 13.5     Discretion of Mortgagee
         Section 13.6     Survival
         Section 13.7     WAIVER OF TRIAL BY JURY

Article 14 - RELEASE

         Section 14.1     Release of Property

Article 15 - NOTICES

         Section 15.1     Notices

Article 16 - SERVICE OF PROCESS

         Section 16.1     Consent to Service
         Section 16.2     Submission to Jurisdiction
         Section 16.3     Jurisdiction Not Exclusive

Article 17 - APPLICABLE LAW

         Section 17.1     CHOICE OF LAW
         Section 17.2     Usury Laws
         Section 17.3     Provisions Subject to Applicable Law

Article 18 - COSTS

         Section 18.1     Performance at Mortgagor's Expense
         Section 18.2     Attorney's Fees for Enforcement

Article 19 - DEFINITIONS

         Section 19.1     General Definitions

Article 20 - MISCELLANEOUS PROVISIONS

         Section 20.1     No Oral Change
         Section 20.2     Liability
         Section 20.3     Inapplicable Provisions
         Section 20.4     Headings, etc
         Section 20.5     Duplicate Originals; Counterparts
         Section 20.6     Number and Gender
         Section 20.7     Subrogation
         Section 20.8     No Joint Venture
         Section 20.9     No Benefit to Third Parties
         Section 20.10    Future Advances
         Section 20.11    Cash and Cash Equivalents
         Section 20.12    Entire Agreement
         Section 20.13    Business Day

                  THIS MORTGAGE, ASSIGNMENT OF RENTS AND LEASES AND SECURITY AGREEMENT (the "Mortgage") is made as of the ___ day of ______, 1996 by [VPT Financing Corp.-1, VPT Financing Corp.-2, VPT Financing Corp.-3, VPT Financing Corp.-4 and VPT Financing Corp.-5], a Delaware corporation, having its principal place of business at ("Mortgagor") to LaSalle National Bank, a nationally chartered bank, having its principal place of business at 1355 LaSalle Street, Chicago IL, as trustee for the benefit of the holders of the Notes under the Indenture (each as defined herein) ("Mortgagee").

                                    RECITALS:

                  WHEREAS, Mortgagor is the owner of the Property (hereinafter defined);

                  WHEREAS, Mortgagor and __________ (collectively, the "Issuer") have received the proceeds of the Notes (as hereinafter defined) in the original principal amount of $ pursuant to the terms of that certain Note Purchase Agreement dated March 28, 1996 (the "Note Purchase Agreement") and that certain Indenture (the "Indenture"), dated as of the date hereof, between Issuer and Mortgagee, as trustee for the equal and ratable benefit of the Holders (as defined in the Indenture) of mortgage collateralized Floating Rate Senior Secured Notes (together with all renewals, replacements, substitutions, modifications and amendments thereto (the "Notes") dated as of the date hereof from Issuer to the Holders; and

                  WHEREAS, this Mortgage secures the repayment of the Debt and performance of the Other Obligations (each as defined in Article 2 hereof).

                  NOW THEREFORE, in consideration of the premises herein and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Mortgagor hereby agrees as follows:


                          Article 1- GRANTS OF SECURITY

                  Section 1.1 Property Mortgaged. To secure the timely payment and performance of the Debt and the Other Obligations (each as defined in Article 2), Mortgagor does hereby irrevocably mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey to Mortgagee, and grant a security interest to Mortgagee in and to the following property, rights, interests and estates now owned, or hereafter acquired by Mortgagor (collectively, the "Property," it being understood and agreed that the words "each Property" or "any Property," as and when used in this Mortgage, shall mean and refer to each parcel, or any parcel, as the case may be, of Land (as hereinafter defined) together with the related Improvements (as hereinafter defined) and all of the other real, personal, tangible and intangible property rights and interests described in (d)-(n) below):

                           (a) Land. Each parcel of real property described in Exhibit A and Exhibits A-1 through A-___ attached hereto and made a part hereof (each such parcel hereinafter referred to as the "Land");

                           (b) Additional Land. All additional lands, estates and development rights hereafter acquired by Mortgagor for use in connection with any parcel of Land and the development of any parcel of Land and all additional lands and estates therein which may, from time to time, by supplemental mortgage or otherwise be expressly made subject to the lien of this Mortgage;

                           (c) Improvements. The buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter erected or located on each parcel of Land (the "Improvements");

                           (d) Easements. All easements, rights-of-way or use, rights, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, and all estates, rights, titles, interests, privileges, liberties, servitudes, tenements, hereditaments and appurtenances of any nature whatsoever, in any way now or hereafter belonging, relating or pertaining to each parcel of Land and the related Improvements and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining each parcel of Land, to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, curtesy and rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Mortgagor of, in and to each parcel of Land and the related Improvements and every part and parcel thereof, with the appurtenances thereto;

                           (e) Fixtures and Personal Property. All machinery, equipment, fixtures (including, but not limited to, all heating, air conditioning, plumbing, lighting, communications and elevator fixtures), inventory, goods and other property of every kind and nature whatsoever owned by Mortgagor, or in which Mortgagor has or shall have an interest, now or hereafter located upon each parcel of Land and the related Improvements, or appurtenant thereto, and usable in connection with the present or future operation and occupancy of each parcel of Land and the related Improvements and all building equipment, materials and supplies of any nature whatsoever owned by Mortgagor, or in which Mortgagor has or shall have an interest, now or hereafter located upon each parcel of Land and the related Improvements, or appurtenant thereto, or usable in connection with the present or future operation and occupancy of each parcel of Land and the related Improvements (collectively, the "Personal Property"), and the right, title and interest of Mortgagor in and to any of the Personal Property which may be subject to any security interests, as defined in the Uniform Commercial Code, as adopted and enacted by the state or states where any of the Property is located (the "Uniform Commercial Code"), superior in lien to the lien of this Mortgage and proceeds and products of the above; and all accounts and chattel paper now owned or hereafter created or acquired relating to any parcel of Land or related Improvements, including, without limitation, all of the following now owned or hereafter created or acquired by Mortgagor: (i) accounts receivable, contract rights, book debts, notes, arising from the sale, lease or exchange of goods or other property and/or the performance of services, (ii) Mortgagor's rights in, to and under all purchase orders for goods, services or other property, (iii) Mortgagor's rights to any goods, services or other property represented by any of the foregoing,
         (iv) monies due to or to become due to Mortgagor under all contracts for the sale, lease or exchange of goods or other property and/or the performance of services including the right to payment of any interest or finance charges in respect thereto (whether or not yet earned by performance on the part of Mortgagor) and (v) all collateral security and guaranties of any kind given by any person or entity with respect to any of the foregoing;

                           (f) Leases and Rents. All leases and other agreements affecting the use, enjoyment or occupancy of parcel of Land and/or any portion of the related Improvements heretofore or hereafter entered into (the "Leases") and all right, title and interest of Mortgagor, its successors and assigns therein and thereunder, including, without limitation, cash or securities, if any, and other cash equivalents, if any, letters of credit, lease guaranties or other security deposited thereunder to secure the performance by the lessees of their obligations thereunder, subject to the rights of tenants under such Leases with respect to such sums, and all rents, income, additional rents, revenues, issues and profits (including all oil and gas or other mineral royalties and bonuses) and all pass-through expenses and lessees' required contributions for taxes, maintenance costs, tenant improvements and concessions, leasing commissions, capital expenditures and other cash items from each parcel of Land and the related Improvements and all proceeds from the sale or other disposition of the Leases or from any award, judgment or payment which may heretofore and hereafter be made with respect to any action or proceeding brought with respect to the Leases (collectively, the "Rents") and the right to receive and apply the Rents to the payment of the Debt; and all deposits made by Mortgagor pursuant to this Mortgage or other agreement with Mortgagee regarding any Property and any accounts in which such deposits are held;

                           (g) Condemnation Awards. All awards or payments, including interest thereon, which may heretofore and hereafter be made with respect to any Property, whether from the exercise of the right of eminent domain (including but not limited to any transfer made in lieu of or in anticipation of the exercise of the right), or for a change of grade, or for any other injury to or decrease in the value of any Property;

                           (h) Insurance Proceeds. All proceeds of and any unearned premiums on any insurance policies covering each Property, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to any Property;

                           (i) Tax Certiorari. All refunds, rebates or credits in connection with a reduction in real estate taxes and assessments charged against any Property as a result of tax certiorari or any applications or proceedings for reduction;

                           (j) Conversion. All proceeds of the conversion, voluntary or involuntary, or any of the foregoing including, without limitation, proceeds of insurance and condemnation awards, into cash or liquidation claims;

                           (k) Rights. The right, in the name and on behalf of Mortgagor, to appear in and defend any action or proceeding brought with respect to any Property and to commence any action or proceeding to protect the interest of Mortgagee in each Property, subject to the terms of this Mortgage;

                           (l) Agreements. All agreements, contracts, certificates, instruments, franchises, permits, licenses, plans, specifications and other documents, now or hereafter entered into, and all rights therein and thereto to the extent the same may be pledged, respecting or pertaining to the use, occupation, construction, management or operation of the Land and any part thereof and any Improvements or respecting any business or activity conducted on the Land and any part thereof and all right, title and interest of Mortgagor therein and thereunder, including, without limitation, the right, upon the happening of any default hereunder, to receive and collect any sums payable to Mortgagor thereunder;

                           (m) Trademarks. All tradenames, trademarks, servicemarks, logos, copyrights, goodwill, books and records and all other general intangibles relating to or used in connection with the operation of any Property; and

                           (n) Other Rights. Any and all other rights of Mortgagor in and to the items set forth in Subsections (a) through (m) above and all proceeds and products of any of the foregoing and all rights and privileges pertaining thereto.

                  Section 1.2 Assignment of Leases and Rents. (a) The Leases and all of the Rents, whether now due, past due, or to become due, and including all prepaid rents and security deposits, subject to the rights of tenants under such Leases with respect to such sums, are hereby absolutely, presently and unconditionally assigned, transferred, conveyed and set over by Mortgagor to Mortgagee, such Rents to be applied by Mortgagee to the Debt in the event (i) a lockbox has been established pursuant to the Indenture and (ii) the Debt has been accelerated in accordance with the terms hereof. Mortgagor shall not otherwise assign, transfer or encumber in any manner the Leases or the Rents relating to the Property or any portion thereof except as may be otherwise provided herein or in the Indenture. Mortgagor shall have a license to exercise any and all rights under the Leases, subject to Section 3.8 hereof and 8.06 of the Indenture, and to collect and receive all Rents which license shall be terminable at the sole option of Mortgagee, without regard to the adequacy of its security hereunder, upon the occurrence and continuance of any Event of Default and upon notice to Mortgagor. The assignment in this Section 1.2 shall constitute an absolute and present assignment of the Leases and Rents, and not an assignment for security, and the existence or exercise of Mortgagor's conditional license as provided in the immediately foregoing sentence shall not operate to subordinate this assignment to any subsequent assignment. It is understood and agreed that neither the foregoing assignment of Leases and Rents to Mortgagee nor the exercise by Mortgagee of any of its rights or remedies hereunder including, without limitation, the appointment of a receiver for the Property by any court at the request of Mortgagee or by agreement with Mortgagor, or the entering into possession of the Property or any part thereof by such receiver shall be deemed to make Mortgagee a "mortgagee-in-possession" or otherwise responsible or liable in any manner with respect to the Property, or the use, occupancy, enjoyment or operation of all or any portion thereof, unless and until Mortgagee, in person or by agent, assumes actual possession thereof.

                  (b) If the license granted in Section 1.2(a) hereof shall have been revoked in accordance with the terms hereof, Mortgagee or an agent appointed by Mortgagee may, to the fullest extent permitted by the Leases, do any or all of the following:

                           (i) exercise any of Mortgagor's rights under the Leases, including notifying tenants of the Improvements to pay rent to an account or location selected by Mortgagee in accordance with this Mortgage;

                           (ii) enforce the Leases;

                           (iii) demand, collect, sue for, attach, levy, recover, receive, compromise and adjust, and make, execute and deliver receipts and releases for all Rents or other payments that may then be or may thereafter become due, owing or payable with respect to the Leases;

                           (iv) demand that any sums held by Mortgagor with respect to any Lease (including, but not limited to, any security deposits, other deposits or prepayments) be immediately remitted to Mortgagee to the extent permitted by applicable law;

                           (v) generally do, execute and perform any other act, deed, matter or thing whatsoever that ought to be done, executed and performed in and about or with respect to the Leases, as fully as allowed or authorized hereunder, at law or in equity; and

                           (vi) exercise any and all of Mortgagee's rights and remedies as set forth in Article 10 hereof.

                  (c) Neither the execution and delivery of this Mortgage nor any action or inaction on the part of Mortgagee shall release (i) any tenant from its Lease, (ii) any guarantor of any Lease or (iii) Mortgagor from any of its obligations under the Leases or constitute an assumption of any such obligation under the Leases or constitute an assumption of any such obligation on the part of Mortgagee. No action or failure to act on the part of Mortgagee shall adversely affect or limit the rights of Mortgagee under this Mortgage or, through this Mortgage, under any Lease.

                  Section 1.3 Security Agreement. This Mortgage is both a real property mortgage and a "security agreement" within the meaning of the Uniform Commercial Code. The Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Mortgagor in the Property. By executing and delivering this Mortgage, Mortgagor hereby grants to Mortgagee, as security for the Obligations (defined in Section 2.3), a security interest in the Personal Property to the full extent that the Personal Property may be subject to the Uniform Commercial Code.

                  Section 1.4 Pledge of Monies Held. Mortgagor hereby pledges to Mortgagee any and all monies now or hereafter held by Mortgagee, including, without limitation, any sums deposited in the Escrow Fund (as defined in Section 3.6), Net Proceeds (as defined in Section 3.10) and condemnation awards or payments described in Section 3.7 hereof, as additional security for the Obligations until expended or applied as provided in this Mortgage.


                               CONDITIONS TO GRANT

                  TO HAVE AND TO HOLD the above granted and described Property with all privileges and appurtenances thereunto belonging unto and to the use and benefit of Mortgagee, and the heirs, successors and assigns of Mortgagee, forever;

                  PROVIDED, HOWEVER, these presents are upon the express condition that, if Mortgagor shall well and truly pay to Mortgagee the Debt at the time and in the manner provided in the Notes and this Mortgage, shall well and truly perform the Other Obligations as set forth in this Mortgage and shall well and truly abide by and comply with each and every covenant and condition set forth herein and in the Notes, these presents and the estate hereby granted shall cease, terminate and be void and Mortgagee shall deliver recordable releases in form and substance necessary to release the lien of this Mortgage.


                    Article 2 - DEBT AND OBLIGATIONS SECURED

                  Section 2.1 Debt. This Mortgage and the grants, assignments and transfers made in Article 1 are given for the purpose of securing the following, in such order of priority as Mortgagee may determine in its sole discretion (the "Debt"):

                           (a) the payment of the indebtedness evidenced by the Notes in lawful money of the United States of America;

                           (b) the payment of interest, default interest, late charges and other sums, as provided in the Notes, this Mortgage and the Other Security Documents (defined below);

                           (c) the payment of all other moneys agreed or provided to be paid by Mortgagor in the Notes, this Mortgage and the Other Security Documents;

                           (d) the  payment  of all sums  advanced  pursuant  to
         either this Mortgage or the Indenture to protect and preserve the Property and the lien and the security interest created hereby and the payment of all expenses incurred to enforce Mortgagee's rights hereunder, under the Notes or under the Other Security Documents; and

                           (e) the payment of all sums advanced and costs and expenses incurred by Mortgagee in connection with the Debt or any part thereof, any renewal, extension, or change of or substitution for the Debt or any part thereof, or the acquisition or perfection of the security therefor, whether made or incurred at the request of Mortgagor or Mortgagee.

                  Section 2.2 Other Obligations. This Mortgage and the grants, assignments and transfers made in Article 1 are also given for the purpose of securing the following (the "Other Obligations"):

                           (a) the performance of all other obligations of Mortgagor contained herein and under each Other Security Document;

                           (b) the performance of each obligation of Mortgagor contained in any other agreement given by Mortgagor to Mortgagee which is for the purpose of evidencing or further securing any portion of the Debt and any amendments, modifications and changes thereto; and

                           (c) the performance of each obligation of Mortgagor contained in any renewal, extension, amendment, modification, consolidation, change of, or substitution or replacement for, all or any part of the Notes, this Mortgage and the Other Security Documents.



                  Section   2.3  Debt   and   Other   Obligations.   Mortgagor's
obligations for the payment of the Debt and the performance of the Other Obligations shall be referred to collectively below as the "Obligations."


                        Article 3 - MORTGAGOR COVENANTS

                  Mortgagor covenants and agrees that:

                  Section 3.1 Payment of Debt. Mortgagor will pay the Debt at the time and in the manner provided in the Notes and in this Mortgage.

                  Section 3.2 Incorporation by Reference. All the covenants, conditions and agreements contained in (a) the Notes, (b) the Indenture and (c) all and any of the documents other than the Notes or this Mortgage now or hereafter executed by Mortgagor and/or others by or in favor of Mortgagee, which wholly or partially secure or guaranty payment of the Notes (the "Other Security Documents"), are hereby made a part of this Mortgage to the same extent and with the same force as if fully set forth herein.

                  Section 3.3      Insurance.

                           (a) Mortgagor shall obtain and maintain, or cause to be maintained, insurance for Mortgagor and each Property and shall pay in a timely manner all premiums due in connection therewith, providing at least the following coverages:

                                      (i)  comprehensive  all risk  insurance on
                  the Improvements and the Personal Property, including contingent liability from Operation of Building Laws, Demolition Costs and Increased Cost of Construction Endorsements, in each case (A) in an amount equal to 100% of the "Full Replacement Cost," which for purposes of this Mortgage shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation as confirmed by a replacement value endorsement to each such casualty insurance policy, but the amount of such coverage shall in no event be less than the Allocated Note Amount allocated to the applicable Property; (B) containing an agreed amount endorsement with respect to the related Improvements and Personal Property waiving all co-insurance provisions; (C) providing for no deductible in excess of $20,000; and (D) containing an "Ordinance or Law Coverage" or "Enforcement" endorsement if any of the Improvements or the use of any Property shall at any time constitute legal non-conforming structures or uses. In addition, Mortgagor shall obtain flood hazard insurance if any portion of the Improvements is currently or at any time in the future located in federally designated "special flood hazard area," provided that such insurance shall be on terms consistent with the comprehensive all risk insurance policy required under this Subsection 3.3(a)(i) and that the deductible on such insurance shall not be in excess of $20,000;

                                     (ii) commercial general liability insurance
                  against claims for personal injury, bodily injury, death or property damage occurring upon, in or about each Property, such insurance (A) to be on the so-called "occurrence" form with a combined single limit of not less than $1,000,000 (except with respect to the Properties known as the Paseo Padre retail facility in Fremont, CA, the Villa Del Cresta apartments in Florissant, MO and The Junipers apartments in Yarmouth, ME, the combined single limit shall be not less than $2,000,000 with respect to each Property); (B) to continue at not less than the aforesaid limit until required to be changed by Mortgagee in writing (in its reasonable judgment) by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards:
                  (1) premises and operations; (2) products and completed operations on an "if any" basis; (3) independent contractors;
                  (4) blanket contractual liability for all written and oral contracts; and (5) contractual liability covering the indemnities contained in Article 12 hereof to the extent the same is available;

                                      (iii)   business   income  and  rent  loss
                  insurance (A) with loss payable to Mortgagee; (B) covering all risks required to be covered by the insurance provided for in Subsection 3.3(a)(i); (C) containing an extended period of indemnity endorsement in the amount of 100% of the projected net income from each Property which provides that after the physical loss to the related Improvements and Personal Property, the continued loss of income will be insured for a period of twelve (12) months. The amount of such business income insurance shall be determined prior to the date hereof and at least once each year thereafter based on Mortgagor's reasonable estimate of the gross income from each Property. All insurance proceeds payable to Mortgagee pursuant to this Subsection shall be held by Mortgagee and shall be applied first, to those Operating Expenses of the Property which generated such proceeds which are approved by Mortgagee (in its reasonable judgment) and, thereafter, to the Obligations in accordance with the terms of Section 3.08 of the Indenture (it being understood that any application in accordance with
                  Section 3.08(iv) of the Indenture shall be deemed a reduction of the Allocated Note Amount for the Property from which such proceeds were derived); provided, however, that nothing herein contained shall be deemed to relieve Mortgagor of its obligations to pay the Obligations secured hereunder on the respective dates of payment provided for in the Notes except to the extent such amounts are actually paid out of the proceeds of such business income insurance;

                                     (iv) at all times during  which  structural
                  construction, repairs or alterations are being made with respect to the Improvements (A) owner's contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy; and (B) the insurance provided for in Subsection 3.3(a)(i) written in a so-called builder's risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to Subsection 3.3(a)(i), and (3) including permission to occupy the applicable Property;

                                      (v)  to  the  extent   Mortgagor  has  any
                  employees at any Property or is otherwise required under applicable law, workers' compensation, subject to the statutory limits of the state in which such Property is located, and employer's liability insurance (A) with a limit per accident and per disease per employee, and (B) in an amount for disease aggregate in respect of any work or operations on or about such Property, or in connection with such Property or its operation (if applicable);

                                      (vi)  comprehensive  boiler and  machinery
                  insurance (without exclusion for explosion) covering all boilers or other pressure vessels, machinery and equipment located in, on or about each Property and insurance against loss of occupancy or use arising from any such breakdown in such amounts as are generally available at commercially reasonable premiums and are generally required by institutional lenders for properties comparable to such Property;

                                      (vii) umbrella  liability  insurance in an
                  amount not less than $10,000,000 per occurrence on terms consistent with the commercial general liability insurance policy required under Subsection 3.3(a)(ii);

                                      (viii) motor  vehicle  liability  coverage
                  for all owned and non-owned vehicles, including rented and leased vehicles containing commercially reasonable limits; and

                                      (ix)  such  other  insurance  and in  such
                  amounts as Mortgagee from time to time may reasonably request against such other insurable hazards which are generally required by institutional lenders for properties comparable to any Property and at the time are commonly insured against for property similar to such Property located in or around the region in which such Property is located.

                           (b) All insurance provided for in Subsection 3.3(a) hereof shall be obtained under valid and enforceable policies (the "Policies or in the singular, the "Policy"), and such Policies shall be issued by financially sound and responsible insurance companies authorized to do business in the state in which the subject Property is located and approved by Mortgagee. Each insurance company must have a rating of A+/X or better for claims paying ability assigned by Bests Insurance Reports (or any successor publication of comparable standing) (each such insurer shall be referred to as "Qualified Insurer"). If, during the term of the Notes, any insurer providing insurance coverage required under this Mortgage becomes insolvent or is downgraded to a rating of less than "A+" the Mortgagor agrees to use commercially reasonable efforts to replace the insurance provided by any such insurer within sixty (60) days after the Mortgagor first receives written notice of such insolvency or downgrade. The Policies described in Subsections 3.3(a)(i), (iii), (iv)(B) and (vi) shall designate Mortgagee as loss payee. Not less than thirty (30) days prior to the expiration dates of the Policies theretofore furnished to Mortgagee pursuant to Subsection 3.3(a), certified copies of the Policies marked "premium paid" or accompanied by evidence satisfactory to Mortgagee of payment of the premiums due thereunder (the "Insurance Premiums"), shall be delivered by Mortgagor to Mortgagee; provided, however, that in the case of renewal Policies, Mortgagor may furnish Mortgagee with binders therefor to be followed by the original Policies when issued.

                           (c) Mortgagor shall not obtain (i) any umbrella or blanket liability or casualty Policy unless, in each case, such Policy is approved in advance in writing by Mortgagee and Mortgagee's interest is included therein as provided in this Mortgage and such Policy is issued by a Qualified Insurer, or (ii) separate insurance concurrent in form or contributing in the event of loss with that required in Subsection 3.3(a) to be furnished by, or which may be reasonably required to be furnished by, Mortgagor. In the event Mortgagor obtains separate insurance or an umbrella or a blanket Policy, Mortgagor shall notify Mortgagee of the same and shall cause certified copies of each Policy to be delivered as required in Subsection 3.3(a). Any blanket insurance Policy shall (a) specifically allocate to the Property, on an individual basis, the amount of coverage from time to time required hereunder or (b) be written on an occurrence basis for the coverages required hereunder with a limit per occurrence in an amount equal to the amount of coverage required hereunder and shall otherwise provide the same protection as would a separate Policy insuring each Property, on an individual basis, in compliance with the provisions of Subsection 3.3(a).

                           (d) All Policies of insurance provided for or contemplated by Subsection 3.3(a), except for the Policy referenced in Subsection 3.3(a)(v), shall name Mortgagor as the insured and Mortgagee as additional insured or as loss payee as provided above and in the case of property damage, boiler and machinery and flood insurance, shall contain a so-called New York standard non-contributing mortgagee clause in favor of Mortgagee providing that the loss thereunder shall be payable to Mortgagee.

                           (e)  All  Policies  of  insurance   provided  for  in
         Subsection 3.3(a) shall contain clauses or endorsements to the effect that:

                                    (i) no act or negligence  of  Mortgagor,  or
                  anyone acting for Mortgagor, or of any tenant under any Lease or other occupant, or failure to comply with the provisions of any Policy which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Mortgagee is concerned;

                                    (ii)  the  Policy  shall  not be  materially
                  changed (other than to increase the coverage provided thereby) or cancelled without at least thirty (30) days' written notice to Mortgagee and any other party named therein as an insured; and

                                    (iii) each  Policy  shall  provide  that the
                  issuers thereof shall give written notice to Mortgagee if the Policy has not been renewed thirty (30) days prior to its expiration; and

                                    (iv)  Mortgagee  shall not be liable for any
                  Insurance Premiums thereon or subject to any assessments thereunder.

                           (f) Mortgagor shall furnish to Mortgagee, on or before thirty (30) days after the close of each of Mortgagor's fiscal years, a statement certified by Mortgagor or a duly authorized officer of Mortgagor of the amounts of insurance maintained in compliance herewith, of the risks covered by such insurance, that such insurance complies with all requirements of this subsection and of the insurance company or companies which carry such insurance and, if requested by Mortgagee, verification of the adequacy of such insurance by an independent insurance broker or appraiser acceptable to Mortgagee. Notwithstanding the foregoing, Mortgagor's delivery of Policies insuring each Property, as such delivery is required in Section 3.3(b) hereof, shall be deemed satisfaction of the foregoing certification requirement.

                           (g) If at any time Mortgagor has failed to deliver, in accordance with the terms of Section 3.3(b), any of the Policies required under this Section 3.3, Mortgagee shall have the right, but shall not be obligated, to take such action as Mortgagee deems necessary as a result of Mortgagor's failure to insure any Property to protect its interest in any Property, including, without limitation, the obtaining of such insurance coverage as Mortgagee in its sole discretion deems appropriate, and all expenses incurred by Mortgagee in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Mortgagor to Mortgagee within ten (10) days of demand and until paid shall be secured by this Mortgage and shall bear interest in accordance with Section 9.2 hereof. Mortgagee shall deliver notice to Mortgagor that it has taken or will take such action.

                           (h) If any Property shall be damaged or destroyed, in
         whole or in part, by fire or other casualty, Mortgagor shall give prompt notice of such damage to Mortgagee and shall promptly commence and diligently prosecute the completion of the repair and restoration of the Property as nearly as possible to the condition the Property was in immediately prior to such fire or other casualty, with such alterations as may reasonably be approved by Mortgagee (the "Restoration") and otherwise in accordance with Section 3.10, hereof. Mortgagor shall pay all costs of such Restoration whether or not such costs are covered by insurance. Mortgagee may, but shall not be obligated to make proof of loss if not made promptly by Mortgagor. The Mortgagor hereby irrevocably authorizes and empowers the Mortgagee, in the name of the Mortgagor as its true and lawful attorney-in-fact, to file and prosecute such claim (with counsel satisfactory to it at the reasonable expense of the Mortgagor and to collect and to make receipt for any such payment, in the event the Mortgagor fails so to act or if an Event of Default shall have occurred and be continuing. The Mortgagee shall have the right to approve, such approval not to be unreasonably withheld or delayed, any settlement which might, in conjunction with any other pending settlements related to any Property, result in any Net Proceeds in excess of the Casualty Threshold Amount (hereinafter defined), and the Mortgagor will deliver or cause to be delivered to the Mortgagee all instruments reasonably requested by the Mortgagee to permit such approval. In addition, Mortgagee, at its election, shall have the right to participate in any or all settlement negotiations with respect to insurers of any Property with respect to any claim which exceeds the Casualty Threshold Amount. The Mortgagor will pay all costs, fees and expenses reasonably incurred by the Mortgagee (including all reasonable attorneys' fees and expenses, the fees of insurance experts and adjusters and the reasonable costs incurred in any litigation or arbitration) in connection with any damage or destruction to any Property and seeking and obtaining any payment on account thereof.

                           (i) In the event of foreclosure of this Mortgage, or other transfer of title to any Property in extinguishment in whole or in part of the Debt, all right, title and interest of Mortgagor in and to such policies then in force concerning such Property and all proceeds payable thereunder shall thereupon be assigned to and shall vest in the purchaser at such foreclosure or Mortgagee or other transferee in the event of such other transfer of title.

                  Section 3.4 Payment of Taxes, etc. Mortgagor shall pay at least ten (10) days prior to the date such amounts become delinquent all taxes, assessments, water rates, sewer rents, governmental impositions, and other charges, including without limitation vault charges and license fees for the use of vaults, chutes and similar areas adjoining each parcel of Land, now or hereafter levied or assessed or imposed against any Property or any part thereof (the "Taxes"), all ground rents, maintenance charges and similar charges, now or hereafter levied or assessed or imposed against any Property or any part thereof (the "Other Charges"), and all charges for utility services provided to any Property as same become due and payable. Subject to the provisions of Section
3.5 hereof, Mortgagor shall not suffer and shall promptly cause to be paid and discharged any lien or charge whatsoever which may be or become a lien or charge against the Property. Except to the extent sums sufficient to pay all Taxes have been deposited with Mortgagee in accordance with the terms of this Mortgage, Mortgagor shall furnish to Mortgagee, within ten (10) days after payment, paid receipts evidencing the payment of the Taxes prior to the date the same become delinquent.

                  Section 3.5 Permitted Contests. After prior written notice to Mortgagee, Mortgagor, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any of the Taxes (or the assessments with respect thereto) or Other Charges or any Applicable Laws or other amounts required to be paid pursuant to the provisions of Sections 3.3, 3.9, 3.10, 3.20, 6.1 or any other similar provision hereof (collectively "Charges") provided that (i) Mortgagor is permitted to do so under the provisions of any other mortgage, deed of trust or deed to secure debt affecting the Property, (ii) such proceeding shall suspend the collection of the Charges from Mortgagor and from the Property or Mortgagor shall have paid all of the Charges under protest, (iii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Mortgagor is subject and shall not constitute a default thereunder, (iv) as a result of Mortgagor's failure to pay or perform any such obligation, neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost, (v) in the case of an insurance charge per Section 3.3, the failure of the Mortgagor to comply therewith shall not impair the validity of any insurance required to be maintained by the Mortgagor per Section 3.3 or the right to full payment of any claims thereunder,
(vi) in the case of any instrument of record affecting the Property or any part thereof, the contest or failure to perform under any such instrument shall not result in the placing of any lien on the Property or any part thereof, unless such lien is bonded or otherwise insured over, and (vii) unless (x) Mortgagor has paid in full to the Governmental Authority (as hereinafter defined) to which all of the amounts under protest are due and payable or (y) the amount contested, together with interest and/or penalties (as estimated by Mortgagee, in its reasonable judgment) is less than $100,000, all such contested Charges (together with any penalties and interest), Mortgagor shall have furnished to Mortgagee security in the amount of 110% of the amount contested in any such proceeding to insure the payment of any contested Charges, together with all interest and penalties thereon and (ix) neither the failure to pay or perform any obligation which the Mortgagor is permitted to contest under this Section
3.5 nor any adverse determination of such contest shall result in a material adverse effect on the utility, value or operation of the Property taken as a whole. For purposes hereof "Governmental Authority" shall mean any nation or federal government, any state, regional, local or other political subdivision thereof with jurisdiction and any Person with jurisdiction exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  Section 3.6 Escrow Fund. At any time upon the occurrence of more than one (1) Event of Default under Section 5.01(a) of the Indenture, Mortgagor shall pay to Mortgagee on the first day of each calendar month (a) one-twelfth of an amount which would be sufficient to pay the Taxes payable, or reasonably estimated by Mortgagee to be payable if the actual amount has not yet been determined, during the next ensuing twelve (12) months and (b) one-twelfth of an amount which would be sufficient to pay the Insurance Premiums due for the renewal of the coverage afforded by the Policies upon the expiration thereof (the amounts in (a) and (b) above shall be called the "Escrow Fund"). Mortgagor agrees to notify Mortgagee immediately of any changes to the amounts, schedules and instructions for payment of any Taxes and Insurance Premiums of which it has obtained knowledge and authorizes Mortgagee or its agent to obtain the bills for Taxes and Other Charges directly from the appropriate taxing authority. The Escrow Fund and the payments of interest or principal or both, payable pursuant to the Notes shall be added together and shall be paid as an aggregate sum by Mortgagor to Mortgagee. Mortgagee will apply the Escrow Fund to payments of Taxes and Insurance Premiums required to be made by Mortgagor pursuant to Sections 3.3 and 3.4 hereof. In such event, Mortgagee shall provide Mortgagor with reasonable evidence of the payment of such Taxes and Insurance Premiums. If the amount of the Escrow Fund shall exceed the amounts due for Taxes and Insurance Premiums pursuant to Sections 3.3 and 3.4 hereof, Mortgagee shall, in its discretion, return any excess, together with interest thereon, if any, to Mortgagor or credit such excess against future payments to be made to the Escrow Fund. In allocating such excess, Mortgagee may deal with the person shown on the records of Mortgagee to be the owner of the applicable Property. If the Escrow Fund is not sufficient to pay the items set forth in (a) and (b) above, Mortgagor shall promptly pay to Mortgagee, upon demand, an amount which Mortgagee shall estimate as sufficient to make up the deficiency. The Escrow Fund shall be held in a segregated interest bearing trust account in the sole and exclusive control of the Mortgagee. The obligations contained in this
Section 3.6 shall be applicable only upon notification thereof by Mortgagee, which notification shall only take place at any time an Event of Default has occurred under the Indenture.

                  Section 3.7 Condemnation. Mortgagor shall promptly give Mortgagee notice of the actual or any written threat of a commencement of any condemnation or eminent domain proceeding generally describing the nature and extent of such taking or proceeding affecting any portion of Property and shall deliver to Mortgagee copies of any and all papers served in connection with such proceedings. Mortgagee may participate in any such proceedings relating to any condemnation of any such Property pursuant to the terms of this Section 3.7. Mortgagor shall from time to time deliver to Mortgagee all instruments requested by it to permit such participation. Any and all Condemnation Proceeds (as hereinafter defined) applicable to any Property shall be paid directly to Mortgagee and Mortgagor hereby irrevocably authorizes and empowers Mortgagee, in the name of Mortgagor as its true and lawful attorney-in-fact, to collect and to make receipt for any such award or payment. To the extent of a total condemnation of any Property or a substantial condemnation of any Property whereby, in Mortgagee's sole but reasonable judgment based upon evidence provided by Mortgagor, the Property cannot be restored to substantially the same quality, character and value as existed prior to such Condemnation ("Total Condemnation"), the Condemnation Proceeds shall be applied first to the payment of all Debt other than interest and principal under the Notes and, second, in accordance with the terms of Section 3.08 of the Indenture (it being understood that any application in accordance with Section 3.08(iv) of the Indenture shall be deemed (i) an Application of Asset Sale proceeds and received in the related Interest Period on or before the related Determination Date (as each such term is defined in the Indenture) and (ii) reduction of the Allocated Note Amount for the Property from which such Condemnation Proceeds were derived). To the extent of a condemnation which is not a Total Condemnation, Mortgagee will make such Condemnation Proceeds available to Mortgagor for such restoration in accordance with the provisions of Section 3.10 hereof. Mortgagor shall, at its expense, diligently prosecute any condemnation proceedings, and shall consult with Mortgagee, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. The Mortgagor hereby irrevocably authorizes and empowers the Mortgagee, in the name of the Mortgagor as its true and lawful attorney-in-fact, to file and prosecute such claim (with counsel satisfactory to it at the reasonable expense of the Mortgagor) in the event the Mortgagor fails so to act or if an Event of Default shall have occurred and be continuing. The Mortgagee shall have the right to approve, such approval not to be unreasonably withheld or delayed, any settlement which may result in any taking which might result in an award which, in combination with any other current condemnation awards related to any other Property, are in excess of the Condemnation Threshold Amount (as hereinafter defined), and the Mortgagor will deliver or cause to be delivered to the Mortgagee all instruments reasonably requested by the Mortgagee to permit such approval. The "Condemnation Threshold Amount" shall mean the higher of 15% of the value of the affected Property as shown on Exhibit B attached hereto and $250,000.00. The Mortgagor will pay all reasonable costs, fees and expenses reasonably incurred by the Mortgagee (including all reasonable attorneys' fees and expenses, the fees of insurance experts and adjusters and the reasonable costs incurred in any litigation or arbitration) in connection with any taking and seeking and obtaining any award or payment on account thereof where the claim is in excess of the Condemnation Threshold Amount.
Notwithstanding any taking by any public or quasi-public authority through eminent domain or otherwise (including but not limited to any transfer made in lieu of or in anticipation of the exercise of such taking), Mortgagor shall continue to pay the Debt at the time and in the manner provided for its payment in the Notes and in this Mortgage and the Debt shall not be reduced until any award or payment therefor shall have been actually received and applied by Mortgagee, after the deduction of expenses of collection, to the reduction or discharge of the Debt. Mortgagee shall not be limited to the interest paid on the award by the condemning authority but shall be entitled to receive out of the award interest at the rate or rates provided herein or in the Notes to the extent the same shall be due and payable. If any Property or any portion thereof is taken by a condemning authority, Mortgagor shall promptly commence and diligently prosecute the Restoration of the Property and otherwise comply with the provisions of Section 3.10 of this Mortgage whether or not the Net Proceeds (as defined herein) shall be sufficient for such purpose. In the event Mortgagee is not required to disburse Net Proceeds to Mortgagor in accordance with Section
3.10 of this Mortgage, Mortgagee may apply any award or payment to first the payment of all outstanding Debt other than interest and principal under the Notes and, second in accordance with the terms of Section 3.08 of the Indenture (it being understood that all such amounts shall be deemed proceeds from an Asset Sale (as defined in the Indenture) and applied pursuant to Section 3.08(iv) as opposed to Section 3.08(v) shall be returned to Mortgagor. If any Property or any portion thereof is sold, through foreclosure or otherwise, prior to the receipt by Mortgagee of the award or payment, Mortgagee shall have the right, whether or not a deficiency judgment on the Notes shall have been sought, recovered or denied, to receive the award or payment, or a portion thereof sufficient to pay the Debt and the Other Obligations.

                  Section 3.8      Leases and Rents.

                           (a) So long as no Event of Default shall have occurred and be continuing, Mortgagor shall have the right without Mortgagee's consent to enter into renewals of existing Leases, proposed new Leases and modifications or amendments of existing Leases for residential or commercial space at each Property provided all of the following conditions are satisfied:

                                     (i) the Lease provides the rental rates and
                  rental terms substantially comparable to then existing local market rates and rental terms, including renewal options;

                                    (ii) the Lease is an arms-length transaction
                  with a bona fide, independent third party tenant; and

                                   (iii) such lease shall not have a material adverse effect on the ability of the Mortgagor to pay its obligations with respect to the Notes, this Mortgage and the Other Security Documents.

         Mortgagor shall deliver to Mortgagee certified forms of all residential Leases and certified copies of those commercial Leases demising over 10% of the gross leasable area of the Improvements which are entered into pursuant to this Subsection 3.8(a) promptly upon the execution thereof. In the event Mortgagor desires to enter into a lease which does not satisfy the foregoing requirements and therefore the consent of Mortgagee is required, such consent by Mortgagee shall not be unreasonably withheld or delayed.

                           (b) Mortgagor shall use all commercially reasonable efforts to provide in all commercial Leases executed after the date hereof provision for automatic subordination of such Leases to this Mortgage and the lessees' attornment to Mortgagee. To the extent any such commercial leases are not, by their terms, self subordinating, Mortgagor shall cause each such lessee to execute a form of subordination, non-disturbance and attornment agreement in form and substance substantially similar to the form attached hereto as Exhibit
         C. Upon receipt by the Mortgagee of a written request from the Mortgagor therefor, the Mortgagee shall execute and deliver to the Tenant under any Lease (other than a Lease to an Affiliate of the Mortgagor) existing on the date hereof or made in accordance with the provisions hereof, such subordination, nondisturbance and attornment agreement substantially similar in form as attached hereto as Exhibit
         C. Mortgagor (i) shall observe and perform all the obligations imposed upon the lessor under the Leases and shall not do or permit to be done anything to impair the value of the Leases as security for the Debt:
         (i) shall promptly send copies to Mortgagee of all notices of a material default which Mortgagor shall send or receive under any commercial Lease; (iii) shall enforce in the ordinary course of business all of the terms, covenants and conditions contained in the Leases upon the part of the lessee thereunder to be observed or performed; (iv) shall not collect any of the Rents more than one (1) month in advance (excluding security deposit, last month's rent and escalation and percentage rent in accordance with each Lease); (v) shall not execute any other assignment of the lessor's interest in the Leases or the Rents; (vi) may alter, modify or change or waive the terms of any Lease without the prior written consent of Mortgagee; provided such action does not have a material adverse effect on the ability of the Mortgagor to pay its obligations with respect to the Notes, this Mortgage and the Other Security Documents and provided, further that any such commercial Lease demising over 10% of the gross leasable area of the Improvements which are entered into pursuant to this Subsection 3.8(a), as amended, altered, modified, changed or waived is otherwise in compliance with this Mortgage and a certified copy is promptly delivered to Mortgagee.

                           (c) The Mortgagor may terminate or permit the termination of any Lease of space or accept surrender of all or any portion of the space demised under the Lease or acquire any Lease or reduce the rentals reserved thereunder or shorten the term of any Lease so long as such action (taking into account the planned alternative uses of the spaces) does not materially adversely affect the ability of the Mortgagor to pay its obligations in respect to the Notes, this Mortgage and the Other Security Documents, it being agreed that termination of the Lease of a Tenant that is in default, after any applicable notice and cure periods, shall be considered to be for the benefit of the Property and the ability of Mortgagor to pay its obligations).

                  Section 3.9      Maintenance of Property/Alterations.

                           (a) Mortgagor shall cause each Property to be maintained in a good and safe condition and repair. The Mortgagor will keep, or use all reasonable efforts (consistent with standards that would generally be employed by institutional owners) to cause Tenants to keep, each Property and the parking areas, sidewalks, curbs, and streets and ways located on the Land and all other means of access to each Property in good and clean order and condition such that the utility and operation of such Property will not be affected in any material adverse respect, subject to ordinary wear and tear and the temporary results of any alteration or expansion permitted hereunder and the provisions set forth in this Mortgage with respect to damage or destruction caused by fire or other casualty or by a taking. The Mortgagor will promptly make or use all reasonable efforts to cause to be made all necessary or appropriate repairs, replacements and renewals thereof (which if not made would affect the utility or operation of the affected Property in any material adverse respect), whether interior or exterior, structural or nonstructural, ordinary or extraordinary. All repairs and replacements shall consist of materials which are compatible with the existing Improvements and installed in a good and workmanlike manner. The Mortgagor will do or use all reasonable efforts to cause others to do, to the extent permitted by applicable law, all shoring of foundations and walls (i) of any Improvements or (ii) of the ground adjacent thereto, and every other act necessary or appropriate for the presentation and safety of the Property by reason of or in connection with any excavation or other building operation upon the Land or any adjoining property, whether or not the Mortgagor or any other Person shall, by any Applicable Law or Environmental Law, be required to take such action or be liable for failure to do so. Subject (to the extent applicable) to the provisions hereof and the provisions of Section 3.5 relating to permitted contests, Mortgagor will not do or permit any act or thing which might affect the utility or operation of any Property or any part thereof in any material adverse respect, or commit or permit any waste of any Property or any part thereof. The Improvements and the Personal Property shall not be removed, demolished or materially altered (except for normal replacement of the Personal Property and immaterial demolition of portions of a Property for the purpose of constructing improvements to such Property) without the consent of Mortgagee, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, no alterations of any portion of the Property shall require the Mortgagee's consent provided the cost of such alterations and any other then current alterations to the Property are less than the Alteration Threshold Amount (as hereinafter defined) and all of the following conditions are satisfied:

                                    (i) no Event of Default  shall have occurred
                  and be continuing or shall occur as a result of such alteration;

                                    (ii)  such   alteration   is  undertaken  in
                  accordance with the applicable provisions of this Mortgage, the Other Security Documents and the Leases; and

                                    (iii) such alterations shall not result in a
                  decrease in the value of the Property or impair Mortgagor's ability to pay the Debt in a timely manner.

                  The "Alteration Threshold Amount" shall mean the higher of 10% of the value of the affected Property as shown on Exhibit B attached hereto and $250,000.00. Any alterations relating to (x) a fire or other casualty at any Property or (y) the occurrence of any other event which creates the need for alterations to any Property or (z) any single construction project or program at any Property, taken as a whole, whose estimated or actual all-inclusive cost equals or exceeds the Alteration Threshold Amount are herein referred to as a "Material Alteration."

                  (b) Any Material Alteration shall be conducted under the supervision of an independent architect (which architect is licensed to practice in the state in which such Property is located and has not less than five (5) years experience in the profession) or contractor and no such alteration or improvement shall be undertaken until five
         (5) Business Days (as defined in the Indenture) after there shall have been delivered to Mortgagee, for informational purposes only, detailed plans and specifications and cost estimates therefor, prepared and approved in writing by such independent architect or contractor. Such plans and specifications may be revised at any time and from time to time provided that material revisions of such plans and specifications are filed with the Mortgagee, for informational purposes only, together with the written approval thereof by such independent architect or contractor ("Independent Party").

                  (c) Mortgagor shall be permitted to undertake any Material Alteration without Mortgagee's prior consent provided that the conditions of this Section 3.9 are satisfied and such Material Alteration, upon completion, shall not materially adversely affect the value of the Property taken as a whole or materially adversely reduce the Operating Revenue from the affected Property from the level available immediately prior to commencement of such Material Alteration. All work done in connection with any alteration or improvement, whether a Material Alteration or otherwise, shall be performed in a good and workmanlike manner, all materials used in connection with any alteration or improvement shall not be less than the standard or quality of the materials currently used at such Property and all work performed and all materials used shall be in accordance with all then applicable lead requirements and insurance requirements and shall otherwise comply with the provisions hereof.

                  (d) If at any time during any alteration (including a Material Alteration), the Mortgagor decides, in its sole discretion, not to complete such alteration, Mortgagor agrees it will thereafter use commercially reasonable efforts to restore the affected portion of such Property to at least the level of utility and value that existed at the date of the commencement of such alteration. The cost of any alteration (including a Material Alteration) shall be promptly and fully paid by Mortgagor or the tenant performing the alteration subject to the Mortgagor's right to contest any amount claimed to be due as set forth in this Mortgage. The Mortgagor shall not conduct any Material Alteration unless the Mortgagor shall have delivered to the Mortgagee Cash Equivalents in an amount not less than the amount by which the total due and payable and unpaid costs of such Material Alteration exceed the Alteration Threshold Amount, which Cash Equivalents shall be held by the Mortgagee as security for the Obligations, subject to release as described below. At the commencement of construction of any Material Alteration, an Independent Party shall deliver to the Mortgagee a schedule setting forth the projected stages of completion of such Material Alteration and, in each case, the corresponding amounts expected to be due and payable by or on behalf of the Mortgagor in connection with such completion. Any Cash Equivalents that Mortgagor delivers to the Mortgagee pursuant hereto shall be held by the Mortgagee as specified in Section 3.10(b)(ii) hereof. At any time after substantial completion of any stage of a Material Alteration in respect of which Cash Equivalents were deposited pursuant hereto, the whole balance of any cash so deposited with the Mortgagee and then remaining on deposit may be withdrawn by the Mortgagor and shall be paid by the Mortgagee to the Mortgagor, and any Cash Equivalents so deposited shall, to the extent it has not been called upon, reduced or theretofore released, be released by the Mortgagee to the Mortgagor, within five (5) Business Days after receipt by the Mortgagee of an application for such withdrawal and/or release together with an Officers' Certificate, and signed also (as to the following clauses (1) and (2) of this Section) by the Independent Party, setting forth in substance as follows:

                  (1) that the Material Alteration in respect of which such Cash Equivalents were deposited has been substantially completed in all material respects in accordance with any plans and specifications therefor previously filed with the Mortgagee;

                  (2) that to the knowledge of the certifying Person (x) such Material Alteration has not been performed in violation of any Applicable Law other than such violations as are not reasonably expected to have a material adverse effect on the subject Property and its value, (y) the Material Alteration will not result in the loss of any certificate of occupancy needed by the Mortgagor to operate the subject Property after the Material Alteration and (z) to the extent required for the legal use or occupancy of the portion of the Property affected by the Material Alteration, the Mortgagor has obtained a temporary or permanent certificate of occupancy (or similar certificate) or, if no such certificate is required, a statement to that effect;

                  (3) that to the  knowledge  of the  certifying  Person (i) all amounts that the Mortgagor is or may become liable to pay in respect of such Material Alteration through the date of the certification have been paid in full or adequately provided for or will be paid by Mortgagee directly to the party entitled such funds using the amount requested or are being contested in accordance with Section 3.5 hereof and, (ii) (x) to the extent that such are customary and reasonably obtainable by prudent managers in the metropolitan area where the subject Property is located and the Mortgagor is not contesting payment in accordance with Section 3.5 hereof, that lien waivers have been obtained from the general contractor and major subcontractors performing such Material Alteration or (y) at its sole cost and expense, the Mortgagor shall cause First American Title Insurance Company to deliver to the Mortgagee an endorsement to the lender's title insurance policy delivered to the Mortgagee on the date hereof ("Closing Date") updating such policy and insuring over such liens without further exceptions to such policy other than Permitted Exceptions and such other exceptions which are acceptable to Mortgagee in its reasonable judgment, or (z) shall, at its sole cost and expense, cause a reputable title insurance company to deliver a lender's title insurance policy to the Mortgagee, in such form, in such amounts and with such endorsements as the lender's policy delivered to Mortgagee on the Closing Date, which policy shall be dated the date of completion of the Material Alteration and shall contain no exceptions other than Permitted Exceptions; and

                  (4) that to the knowledge of the certifying Person, no Event of Default has occurred and is continuing.

                  (e) Except to the extent Mortgagee applies Net Proceeds to the Debt, Mortgagor shall promptly repair, replace or rebuild any part of any Property which may be destroyed by any casualty, or become damaged or dilapidated or which may be affected by any proceeding of the character referred to in Section 3.7 hereof and shall complete and pay for any structure at any time in the process of construction or repair on the Land. Mortgagor shall not initiate, join in, acquiesce in, or consent to any change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the uses which may be made of the Property or any part thereof, without
         Mortgagee's prior written consent, which consent shall not be unreasonably withheld or delayed. If under applicable zoning provisions the use of all or any portion of such Property is or shall become a nonconforming use, Mortgagor will not cause or permit the nonconforming use to be discontinued or abandoned without the express written consent of Mortgagee.

                  Section 3.10 Restoration. The following provisions shall apply in connection with the Restoration of any Property:

                  (a) Provided no Event of Default shall have occurred and be continuing, if the Net Proceeds (as defined below related to such casualty or condemnation), shall be less than either the Casualty Threshold Amount (as hereinafter defined) or the Condemnation Threshold Amount, as the case may be, and the costs of completing the Restoration, in addition to the costs of completion of Restoration of any other portion of the subject Property, shall be less than the Casualty Threshold Amount or the Condemnation Threshold Amount, as the case may be, then the Net Proceeds will be disbursed by Mortgagee to Mortgagor upon receipt, provided that all of the conditions set forth in Subsection 3.10(b)(i) are met and Mortgagor delivers to Mortgagee
         (i) a written undertaking to expeditiously commence and to satisfactorily complete with due diligence the Restoration in accordance with the terms of this Mortgage and (ii) a monthly accounting of all payments, costs and expenditures made by Mortgagor in connection with the Restoration (all such Net Proceeds to be held by Mortgagor in trust, to be applied first to the payment or reimbursement of all costs incurred to affect the Restoration). The Casualty Threshold Amount shall mean the higher of 10% of the value of the applicable Property, as shown on Exhibit B attached hereto, and $250,000.

                  (b) If the Net Proceeds, are equal to or greater than the Casualty Threshold Amount or Condemnation Threshold Amount, as the case may be, or the costs of completing the Restoration, in addition to the costs of completion of Restoration of any other portion of the Property, is equal to or greater than the Casualty Threshold Amount or Condemnation Threshold Amount, as the case may be, Mortgagee shall make the Net Proceeds available for the Restoration in accordance with the provisions of this Subsection 3.10(b)(i)-(vii). The term "Net Proceeds" for purposes of this Section 3.10 shall mean: (i) the net amount of all insurance proceeds received by Mortgagee pursuant to Subsections 3.3(a)(i), (iv)(B), and (vi) of this Mortgage as a result of such damage or destruction, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same ("Insurance Proceeds"), or (ii) the net amount of all awards and payments received by Mortgagee with respect to a taking referenced in Section 3.7 of this Mortgage, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting the same ("Condemnation Proceeds"), whichever the case may be.

                           (i) The Net Proceeds shall be made available to Mortgagor for the Restoration of any Property provided that each of the following conditions are met:

                                     (A) no Event of Default shall have occurred
                                  and be continuing under the Notes, this Mortgage or any of the Other Security Documents;

                                     (B)    Mortgagor    shall    commence   the
                                  Restoration of such Property as soon as reasonably practicable (but in no event later than sixty (60) days after the Net Proceeds are made available subject to force majeure delays) and shall diligently pursue the same to satisfactory completion;

                                     (C) Mortgagor shall provide  Mortgagee with
                                  satisfactory evidence (in Mortgagee's reasonable judgment) that any operating deficits, including all scheduled payments of principal and interest under the Notes which will be incurred with respect to the Property as a result of the occurrence of any such fire or other casualty or taking, whichever the case may be, will be covered out of (1) the insurance coverage referred to in Subsection 3.3(a)(iii), if applicable, or (2) by other funds of Mortgagor;

                                     (D) Mortgagor shall provide  Mortgagee with
                                  satisfactory evidence (in Mortgagee's reasonable judgment) that the Restoration of such Property will be completed, on or before the earliest to occur of (1) eighteen (18) months after the casualty or taking, whichever the case may be, or (2) such time as may be required under applicable zoning law, ordinance, rule or regulation in order to repair and restore the Property to the condition it was in immediately prior to such fire or other casualty or to as nearly as possible the condition it was in immediately prior to such taking, as applicable or (3) within 6 months of the maturity date of the Note;

                                     (E) such Property and the use thereof after
                                  the Restoration will be in compliance with and permitted under all applicable zoning laws, ordinances, rules and regulations or continue as a legal non-conforming use, as the case may be; and

                                     (F) the  Restoration of such Property shall
                                  be done and completed by Mortgagor in an expeditious and diligent fashion and in compliance with all applicable governmental laws, rules and regulations (including, without limitation, all applicable Environmental Laws as defined below).

                              (ii) The Net  Proceeds  shall be held by Mortgagee
         in a segregated interest bearing account and, until disbursed in accordance with the provisions of this Subsection 3.10(b), shall constitute additional security for the Obligations. The Net Proceeds shall be disbursed by Mortgagee to, or as directed by, Mortgagor from time to time during the course of the Restoration of the Property, upon receipt of evidence satisfactory to Mortgagee that (A) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the Restoration of the affected Property have been paid for in full, (B) there exist no notices of pendency, stop orders, mechanic's or materialman's liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Property arising out of the Restoration of the affected Property which have not either been fully bonded to the satisfaction of Mortgagee and discharged of record or in the alternative fully insured to the satisfaction of Mortgagee by the title company insuring the lien of this Mortgage, and (C) no Event of Default shall have occurred and be continuing.

                              (iii) If the costs of completing  the  Restoration
         of the affected Property are equal to or greater than the Casualty Threshold Amount or the Condemnation Threshold Amount, as the case may be, then all plans and specifications required in connection with the Restoration of the affected Property shall be subject to reasonable prior review and acceptance in all respects by Mortgagee and by an independent consulting engineer selected by Mortgagee (the "Restoration Consultant") and the provisions of subsections (iv), (v) and (vi) below shall be applicable to such Restoration (the provisions of subsections
         (iv),   (v)  and  (vi)  below  not  being   applicable   to  any  other
         Restoration). Mortgagee shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration of the affected Property. The identity of the contractors, subcontractors and materialmen engaged in the Restoration of the affected Property, as well as the contracts under which they have been engaged, shall be subject to reasonable prior review and acceptance by Mortgagee and the Restoration Consultant. All costs and expenses incurred by Mortgagee in connection with making the Net Proceeds available for the Restoration of the affected Property including, without limitation, reasonable counsel fees and disbursements and the Restoration Consultant's fees, shall be paid by Mortgagor.

                              (iv) in no event shall Mortgagee be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration of the affected Property, as certified by the Restoration Consultant, minus the Retainage. The term "Retainage" as used in this Subsection 3.10(b) shall mean an amount equal to 10% of the costs actually incurred for work in place as part of the Restoration of the affected Property, as certified by the Restoration Consultant, until the Restoration of the affected Property has been completed. The Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Subsection 3.10(b), be less than the amount actually held back by Mortgagor from contractors, subcontractors and materialmen engaged in the Restoration of the affected Property. The Retainage shall not be released until the Restoration Consultant certifies to Mortgagee that the Restoration of the affected Property has been completed in accordance with the provisions of this Subsection 3.10(b) and that all approvals necessary for the re-occupancy and use of such Property have been obtained from all appropriate governmental and quasi-governmental authorities, and Mortgagee receives evidence satisfactory to Mortgagee that the costs of the Restoration of the affected Property have been paid in full or will be paid in full out of the Retainage, provided, however, that Mortgagee will release the portion of the Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration of the affected Property as of the date upon which the Restoration Consultant certifies to Mortgagee that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor's, subcontractor's or materialman's contract, and the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Mortgagee or by the title company insuring the lien of this Mortgage. If required by Mortgagee, the release of any such portion of the Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

                              (v) Mortgagee shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

                              (vi) If at any time the Net Proceeds or the undisbursed balance thereof (including any interest earned thereon) shall not, in the reasonable opinion of Mortgagee, be sufficient to pay in full the balance of the costs which are estimated by the Restoration Consultant to be incurred in connection with the completion of the Restoration of the affected Property, Mortgagor shall deposit the deficiency (the "Net Proceeds Deficiency") with Mortgagee before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Mortgagee shall be held by Mortgagee in an interest bearing account and shall be disbursed for costs actually incurred in connection with the Restoration of the affected Property on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Subsection 3.10(b) shall constitute additional security for the Obligations.

                              (vii) The excess, if any, of the Net Proceeds (including any interest earned thereon) and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Mortgagee after the Restoration Consultant certifies to Mortgagee that the Restoration of the affected Property has been completed in accordance with the provisions of this Subsection 3.10(b), and the receipt by Mortgagee of evidence satisfactory to Mortgagee that all costs incurred in connection with the Restoration of the affected Property have been paid in full, shall be treated as proceeds from an Asset Sale and deposited into the Trapped Funds Account (as defined in the Indenture).

                          (c) All Net Proceeds not required to be made available for the Restoration of the affected Property shall be treated as proceeds from an Asset Sale and applied by Mortgagee first to all outstanding Debt other than interest and principal under the Notes and second, in accordance with the terms of Section 3.08 of the Indenture (it being understood that any application of Net Proceeds in accordance with Section 3.08(iv) of the Indenture shall be deemed a reduction of the Allocated Note Amount for the Property from which such Net Proceeds were derived). Notwithstanding anything to the contrary contained in this Section 3.10, in the event (i) Net Proceeds exceed the outstanding principal balance due under the Notes, Mortgagee shall have the right to use such Net Proceeds to pay off the Debt, and (ii) a casualty results in a total loss to the affected Property, Mortgagee may elect to use the Net Proceeds to pay down the Debt provided Holders of fifty percent (50%) or more of the outstanding principal amount of the Notes direct the Mortgagee to take such action and, subject to the provisions of Section 8.02 of the Indenture, in the event the Allocated Note
         Amount with respect to the Property from which the Net Proceeds have been generated has been paid in full, the lien of the Mortgage encumbering such Property shall be released. Any amount in excess of the Allocated Note Amount shall be applied in accordance with the terms of Section 3.08 of the Indenture.

                  Section 3.11 Waste. Mortgagor shall not commit or suffer any waste of any Property or make any change in the use of any Property which will in any way materially increase the risk of fire or other hazard arising out of the operation of such Property, or take any action that might invalidate or give cause for cancellation of any Policy, or do or permit to be done thereon anything that may in any way impair the value of any Property or the security of this Mortgage. Mortgagor will not permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of any parcel of Land, regardless of the depth thereof or the method of mining or extraction thereof (other than for environmental testing).

                  Section 3.12      Compliance with Laws.

                  (a) Mortgagor shall promptly comply with all existing and future federal, state and local laws, orders, ordinances, governmental rules and regulations or court orders affecting or which may be interpreted to affect any Property, or the use thereof including, but not limited to, the Americans with Disabilities Act ("ADA") and all Environmental Laws (as hereinafter defined) and insurance requirements (collectively, the "Applicable Laws").

                  (b) Mortgagor shall give prompt notice to Mortgagee of the receipt by Mortgagor of any notice related to a violation of any
         Applicable Laws and of the commencement of any proceedings or investigations which relate to compliance with Applicable Laws.

                  (c) Mortgagor will take appropriate measures to prevent and will not engage in or knowingly permit any illegal activities at the Property.

                  Section 3.13 Books and Records. Mortgagor will keep proper books of record and account in accordance with generally accepted accounting principles ("GAAP") and in accordance with the terms and conditions set forth in the Indenture, in which accurate and complete entries shall be made of all dealings or transactions of or in relation to the Property and the business and affairs of Mortgagor relating to the Property. Mortgagee and its authorized representatives may from time to time, designate an agent to examine, at reasonable times and upon reasonable notice, the books and records of Mortgagor relating to the operation of any Property. Mortgagee and its agents shall use reasonable efforts to prevent any material interference with use of the subject Property by Mortgagor and/or its Tenants as a result of such examination.

                  Section 3.14      Management Agreements.

                          (a) Mortgagor or an Affiliate thereof (as defined in the Indenture) shall manage any Property or cause any Property to be managed consistent with the current management practice applicable to such Property and in a reasonably prudent manner and consistent with the terms of this Mortgage and Other Security Documents.

                           (b) Mortgagor shall have the right, in its sole discretion, to retain an independent manager (the "Manager") for any Property provided the Manager and the terms and conditions of the management agreement between Mortgagor and the Manager (hereinafter, together with any renewals or replacements thereof, being referred to as the "Management Agreement"), are in accordance with the provisions of Section 3.14(c) hereof. In such case, Mortgagor shall diligently perform and observe all of the terms, covenants and conditions of the Management Agreement on the part of Mortgagor to be performed and observed to the end that all things shall be done which are necessary to keep unimpaired the rights of Mortgagor under the Management Agreement. Solely in the event Mortgagor elects to retain such a Manager, Mortgagor agrees to (i) assign to Mortgagee as further security for the payment of the Debt and for the performance and observance of the terms, covenants and conditions of this Mortgage, all the rights, privileges and prerogatives of Mortgagor to surrender the
         Management   Agreement  and  (ii)  notify   Mortgagee  if  the  Manager
         subcontracts to a third party all or substantially all of its management responsibilities under the Management Agreement, which third party in order to be a permitted subcontractor must satisfy the requirements set forth in Subsection 3.14(c)(i) below or be a Mortgagor Affiliate (as hereinafter defined). Mortgagor shall, from time to time, use reasonably commercial efforts to obtain from the Manager under the Management Agreement such certificates of estoppel with respect to compliance by Mortgagor with the terms of the Management Agreement as may be reasonably requested by Mortgagee. Any Management Agreement entered into by Mortgagor shall provide such manager shall not assign or subcontract its management responsibilities without the prior written consent of Mortgagee.

                          (c) In the event Mortgagor elects to retain a Manager in accordance with Section 3.14(b) above, Mortgagor shall be permitted to enter into a Management Agreement, for the management of any Property without Mortgagee's prior written consent provided that (i) the Manager shall be a reputable professional management corporation or business entity which has substantial experience, at the time of its engagement, in managing other properties similar in size and use as the subject Property, and some of which properties are located in the geographic locality in which the subject Property is situated and (ii) the Management Agreement with such an independent Manager, shall at the time of execution be on market terms (including, but not limited to, fees and terminability), and (iii) the Management Agreement shall obligate the Manager to operate the subject Property at all times in a manner consistent with the manner with which properties of a similar type and class are managed and otherwise consistent with prevailing industry standards.

                  Section 3.15 Performance of Other Agreements. Mortgagor shall observe and perform each and every term to be observed or performed by Mortgagor pursuant to the terms of any agreement or recorded instrument affecting or pertaining to each Property, or given by Mortgagor to Mortgagee for the purpose of further securing an obligation secured hereby and any amendments, modifications or changes thereto.

                  Section 3.16      [Intentionally Omitted].

                  Section 3.17      [Intentionally Omitted].

                  Section 3.18      [Intentionally Omitted].

                  Section 3.19 Existence. Until the date upon which all Obligations have been satisfied in full (or waived in writing by Mortgagee), Mortgagor shall continue to maintain its status as a Single-Purpose Entity in all respects. For purposes hereof, "Single-Purpose Entity" shall mean the attributes described in Sections __ of Mortgagor's [trust agreement] as of the date hereof.

                  Section 3.20 Payment for Labor and Materials. Subject to the terms of Section 3.5 hereof, Mortgagor will promptly pay when due all bills and costs for labor, materials, and specifically fabricated materials incurred in connection with each Property and never permit to exist beyond the due date thereof in respect of any Property or any part thereof any lien or security interest, even though inferior to the liens and the security interests hereof, and in any event never permit to be created or exist in respect of any Property or any part thereof any other or additional lien or security interest other than the liens or security interests hereof, except for the Permitted Exceptions (as defined below).


                   Article 4 - REPRESENTATIONS AND WARRANTIES

              Mortgagor represents and warrants to Mortgagee that:

                  Section 4.1 Warranty of Title. Mortgagor has good and marketable fee simple title to each Property and has the right to mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey the same and that Mortgagor possesses an unencumbered fee simple absolute estate in the Land and the Improvements and that it owns each Property free and clear of all liens, encumbrances and charges whatsoever except for those exceptions shown in the title insurance policy insuring the lien of the Mortgage (the "Permitted Exceptions"). This Mortgage constitutes a first priority lien on each Property, subject only to the Permitted Exceptions. Mortgagor shall forever warrant, defend and preserve the title and the validity and priority of the lien of this Mortgage and shall forever warrant and defend the same to Mortgagee against the claims of all persons whomsoever. The Permitted Exceptions do not and will not materially and adversely affect (i) the ability of Mortgagor to pay in full the principal and interest on the Notes in a timely manner, or (ii) the use of any Property for the use currently made thereof, the operation of any Property as currently being operated or the value of any Property.

                  Section 4.2      [Intentionally Omitted..]

                  Section 4.3 Legal Status and Authority. Mortgagor (a) is duly organized, validly existing and in good standing under the laws of its state of organization or incorporation; (b) is duly qualified to transact business and is in good standing in the State where each Property is located and each other jurisdiction in which it is required; and (c) has all necessary approvals, governmental and otherwise, and full power and authority to own each Property and carry on its business as now conducted and proposed to be conducted. Mortgagor now has and shall continue to have the full right, power and authority to operate and lease each Property, to encumber each Property as provided herein and to perform all of the Other Obligations to be performed by Mortgagor under the Notes, this Mortgage and the Other Security Documents.

                  Section 4.4      [Intentionally Omitted.]

                  Section 4.5 Litigation. Except as set forth on Schedule 4.5 attached hereto, there is no action, suit or proceeding, judicial, administrative or otherwise (including any condemnation or similar proceeding) pending or, to the best of Mortgagor's knowledge, threatened or contemplated in writing against, or affecting, Mortgagor or any Property. Except as specifically noted, all such actions referenced on Schedule 4.5 are covered by insurance. There are no judgments, decrees or orders of any kind against Mortgagor unpaid of record which would affect the ability of Mortgagor to comply with its obligations under the Notes, this Mortgage or the Other Security Documents.

                  Section 4.6      Status of Property.

                  (a) Except as set forth on Schedule 4.6(a), no portion of any of the Improvements is located in an area identified by the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as amended, or any successor law, or, if located within any such area, Mortgagor has obtained and will maintain the insurance prescribed in Section 3.3 hereof.

                  (b) Mortgagor has obtained all necessary certificates, licenses and other approvals, governmental and otherwise, necessary for the operation of each Property and the conduct of its business and all required zoning, building code, land use, environmental and other similar permits or approvals, all of which are in full force and effect as of the date hereof and not subject to revocation, suspension, forfeiture or modification.

                  (c) Except as set forth in the structural reports referenced on Schedule 4.6(c), each Property and the present and contemplated use and occupancy thereof is in full compliance with all applicable zoning ordinances (without reliance upon grandfather provisions or adjoining or other properties), building codes, land use and environmental laws, laws relating to the disabled (including, but not limited to, the ADA) and other similar laws.

                  (d) Each Property is serviced by all utilities required for the current or contemplated use thereof. All utility service is provided by public utilities and each Property has accepted or is equipped to accept such utility service.

                  (e) All public roads and streets necessary for service of and access to each Property for the current or contemplated use thereof have been completed, are serviceable and all-weather and are physically and legally open for use by the public, and each Property has access to such public roads.

                  (f) Each Property is served by public water and sewer systems.

                  (g) Except as set forth in the structural reports referenced on Schedule 4.6(c), to the best knowledge of Mortgagor there is no latent or patent structural deficiency of any Property. To the best knowledge of Mortgagor, each Property is free of damage and waste that would materially and adversely affect the value of such Property and each Property is in good repair. Each Property is free from damage caused by fire or other casualty.

                  (h) All costs and expenses of any and all labor, materials, supplies and equipment used in the construction of the Improvements have been paid in full. Subject to Mortgagor's right to contest as set forth in this Mortgage, there are no mechanics' or similar liens or claims that have been filed and recorded for work, labor or materials that affects any Property and that are or may be liens prior to, or coordinate with, the lien of this Mortgage.

                  (i) Except as set forth on Schedule 4.6(i) attached hereto, Mortgagor has paid in full for, and is the owner of, all furnishings, fixtures and equipment (other than tenants' property) used in connection with the operation of the Property, free and clear of any and all security interests, liens or encumbrances, except the lien and security interest created hereby.

                  (j) To the best knowledge of Mortgagor, all liquid and solid waste disposal, septic and sewer systems located on each Property are in a good and safe condition and repair and in compliance with all Applicable Laws.

                  (k) Except as may be shown on the surveys delivered by Mortgagor to Mortgagee, all Improvements lie within the boundaries and building restrictions of the Land, no such Improvements encroach upon easements benefiting any Property other than encroachments that do not materially adversely affect the use or occupancy of any Property and no improvements on adjoining properties encroach upon any Property or easements benefiting the Property other than encroachments that do not materially adversely affect the use or occupancy of any Property. All amenities, access routes or other items that materially benefit each Property are under direct control of Mortgagor, constitute permanent easements that benefit all or part of such Property or are public property, and each Property by virtue of such easements or otherwise is contiguous to a physically open, dedicated all-weather public street, and has the necessary permits for ingress and egress.

                  (l) There are no delinquent taxes, ground rents, water charges, sewer rents, assessments (including assessments payable in future installments, insurance premiums, leasehold payments, or other outstanding charges affecting any Property.

                  Section 4.7 No Foreign Person. Mortgagor is not a "foreign person" within the meaning of Sections 1445(f)(3) of the Internal Revenue Code of 1986, as amended and the related Treasury Department regulations, including temporary regulations.

                  Section 4.8 Separate Tax Lot. Each individual parcel comprising each Property is assessed for real estate tax purposes as one or more wholly independent tax lot or lots, separate from any adjoining land or improvements not constituting a part of such lot or lots, and no other land or improvements is assessed and taxed together with each such individual Property or any portion thereof.

                  Section 4.9      ERISA Compliance.

                           (a) As of the date hereof and throughout the term of this Mortgage, (i) Mortgagor is not and will not be an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, and (ii) the assets of Mortgagor do not and will not constitute "plan assets" of one or more such plans for purposes of Title I of ERISA; and

                           (b) As of the date hereof and throughout the term of this Mortgage (i) Mortgagor is not and will not be a "governmental plan" within the meaning of Section 3(3) of ERISA and (ii) transactions by or with Mortgagor are not and will not be subject to state statutes applicable to Mortgagor regulating investments of and fiduciary obligations with respect to governmental plans.

                  Section 4.10 Leases. Except as shown on the rent rolls attached hereto as Schedule 4.10, (a) Mortgagor is the sole owner of the entire lessor's interest in the Leases; (b) the Leases are valid and enforceable; (c) the terms of all alterations, modifications and amendments to the Leases are reflected in the certified rent roll delivered to Mortgagee, (d) none of the Rents reserved in the Leases have been assigned or otherwise pledged or hypothecated; (e) none of the Rents have been collected for more than one (1) month in advance (not including security deposits and last month's rent); (f) the premises demised under the Leases have been completed and the tenants under the Leases have accepted the same and have taken possession of the same on a rent-paying basis; (g) to the best knowledge of Mortgagor, there exist no offsets or defenses to the payment of any portion of the Rents; (h) no Lease contains an option to purchase, right of first refusal to purchase, or any other similar provision, except as approved by Mortgagee; (i) no person or entity has any possessory interest in or right to occupy any Property except under and pursuant to a Lease; (j) there are no prior assignment, pledges, hypothecation or other encumbrances of any Leases or any portion of Rents due and payable or to become due and payable thereunder which are presently outstanding and have priority to the assignment of rents set forth in this Mortgage; and (k) the Property is not subject to any Lease other than the Leases described in the rent rolls delivered to Mortgagee on or prior to the Closing Date.

                  Section 4.11 [Intentionally Omitted.]

                  Section 4.12 Business Purposes. The loan evidenced by the Notes is solely for the business purpose of Mortgagor, and is not for personal, family, household, or agricultural purposes.

                  Section 4.13 Taxes. Mortgagor has filed all federal, state, county, municipal, and city income and other tax returns required to have been filed by it and has paid all taxes and related liabilities which have become due pursuant to such returns or pursuant to any assessments received by it. Mortgagor does not know of any basis for any additional assessment in respect of any such taxes and related liabilities for prior years.

                  Section 4.14 Mailing Address. Mortgagor's mailing address, as set forth in the opening paragraph hereof or as changed in accordance with the provisions hereof, is true and correct.

                  Section 4.15 [Intentionally Omitted.]

                  Section 4.16 [Intentionally Omitted.]

                  Section 4.17 Illegal Activity. No portion of the Property has been or will be purchased with proceeds of any illegal activity.

                  Section 4.18 Trade Names. Mortgagor does not do any business with respect to any Property under any trade name.

                  Section 4.19 Contracts. All contracts, agreements, consents, waivers, documents and writings of every kind or character at any time to which the Mortgagor is a party to be delivered to Mortgagee pursuant to any of the provisions of this Mortgage are valid and enforceable against the Mortgagor and, to the best knowledge of Mortgagor, are enforceable against all other parties thereto, and in all respects are what they purport to be and, to the best knowledge of Mortgagor, to the extent that any such writing shall impose any obligation or duty on the party thereto or constitute a waiver of any rights which any such party might otherwise have, said writing shall be valid and enforceable against said party in accordance with the terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally.

                  Section 4.20 [Intentionally Omitted.]

                  Section 4.21 Contingent Liabilities. Mortgagor has no known material contingent liabilities.

                  Section 4.22 No Other Obligations. Mortgagor has no material financial obligations under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Mortgagor is a party or by which the Mortgagor or any Property is otherwise bound, other than obligations incurred in the ordinary course of the operation of the Property and other than the obligations under this Mortgage and the Other Security Documents.

                  Section 4.23 No Other Debt. Mortgagor has not borrowed or received other debt financing that has not been heretofore repaid in full.

                  Section 4.24 Special Assessments. Except as disclosed in the title insurance policy, there are no pending or, to the knowledge of Mortgagor, proposed special or other assessments for public improvements or otherwise affecting any Property, nor to the knowledge of Mortgagor, are there any contemplated improvements to the property that may result in such special or other assessments.

                  Section 4.25 [Intentionally Omitted.]

                  Section 4.26 Title Insurance. Each Property is covered by an American Land Title Association mortgagee's title policy in favor of the Mortgagee in an amount equal to the Allocated Note Amount for each Property insuring a valid first lien on each Property, which is in full force and effect in the name of the Mortgagee, subject only to the Permitted Exceptions.

                  Section 4.27 Survival. The foregoing representations and warranties shall survive the execution and delivery of this Mortgage until the Debt has been fully paid and satisfied and Mortgagee shall have no further commitment to advance funds hereunder.


                      Article 5 - OBLIGATIONS AND RELIANCE

                  Section 5.1 Relationship of Mortgagor and Mortgagee. The relationship between Mortgagor and Mortgagee is solely that of debtor and creditor, and Mortgagee has no fiduciary or other special relationship with Mortgagor, and no term or condition of any of the Notes, this Mortgage and the Other Security Documents shall be construed so as to deem the relationship between Mortgagor and Mortgagee to be other than that of debtor and creditor.

                  Section 5.2 No Reliance on Mortgagee. The officers, principals and (if Mortgagor is a trust) beneficial owners of Mortgagor are experienced in the ownership and operation of properties similar to each Property, and Mortgagor and Mortgagee are relying solely upon such expertise and business plan in connection with the ownership and operation of each Property. Mortgagor is not relying on Mortgagee's expertise, business acumen or advice in connection with any Property.

                  Section 5.3      No Mortgagee Obligations.

                  (a)  Notwithstanding  the provisions of Subsections 1.1(f) and
         (1) or Section 1.2, Mortgagee is not undertaking the performance of (i) any obligations under the Leases; or (ii) any obligations with respect to such agreements, contracts, certificates, instruments, franchises, permits, trademarks, licenses and other documents.

                  (b) By accepting or approving anything required to be observed, performed or fulfilled or to be given to Mortgagee pursuant to this Mortgage, the Notes or the Other Security Documents, including, without limitation, any officer's certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal, or insurance policy, Mortgagee shall not be deemed to have warranted, consented to, or affirmed the sufficiency, the legality or effectiveness of same, and such acceptance or approval thereof shall not constitute any warranty or affirmation with respect thereto by Mortgagee.

                  Section 5.4 Reliance. Mortgagor recognizes and acknowledges that in accepting the Notes, this Mortgage and the Other Security Documents, Mortgagee is expressly and primarily relying on the truth and accuracy of the warranties and representations set forth in Article 4 without any obligation to investigate any Property and notwithstanding any investigation of any Property by Mortgagee; that such reliance existed on the part of Mortgagee prior to the date hereof; that the warranties and representations are a material inducement to the issuance of the Notes, this Mortgage and the Other Security Documents; and that the Holders would not be willing to make the Loan evidenced by the Notes, this Mortgage and the Other Security Documents and accept this Mortgage in the absence of the warranties and representations as set forth in Article 4.


                         Article 6 - FURTHER ASSURANCES

                  Section 6.1 Recording of Mortgage, etc. Mortgagor forthwith upon the execution and delivery of this Mortgage and thereafter, from time to time, will cause this Mortgage and any of the Other Security Documents creating a lien or security interest or evidencing the lien hereof upon the Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect and perfect the lien or security interest hereof upon, and the interest of Mortgagee in, the Property. Mortgagor will pay all taxes, filing, registration or recording fees, and all expenses incident to the preparation, execution, acknowledgment and/or recording of the Notes, this Mortgage, the Other Security Documents, any note or mortgage supplemental hereto, any security instrument with respect to the Property and any instrument of further assurance, and any modification or amendment of the foregoing documents, and all federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Mortgage, any mortgage supplemental hereto, any security instrument with respect to the Property or any instrument of further assurance, and any modification or amendment of the foregoing documents, except where prohibited by law so to do.

                  Section 6.2 Further Acts, etc. Mortgagor will, at the cost of Mortgagor, and without expense to Mortgagee, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignments, transfers and assurances as Mortgagee shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Mortgagee the property and rights hereby mortgaged, granted bargained, sold, conveyed, confirmed, pledged, assigned, warranted and transferred or intended now or hereafter so to be, or which Mortgagor may be or may hereafter become bound to convey or assign to Mortgagee, or for carrying out the intention or facilitating the performance of the terms of this Mortgage or for filing, registering or recording this Mortgage, or for complying with all Applicable Laws in connection with the Debt or any document evidencing or securing the Debt. Mortgagor, on demand, will execute and deliver one or more financing statements, chattel mortgages or other instruments, to evidence more effectively the security interest of Mortgagee in the Property. Mortgagor grants to Mortgagee an irrevocable power of attorney coupled with an interest for the purpose of performing any and all of Mortgagor's obligations under this Section 6.2 in the event Mortgagor fails to comply with the terms of this Section 6.2 within ten (10) days of any request by Mortgagee.

                  Section 6.3 Changes in Tax, Debt, Credit and Documentary Stamp
                                Laws.

                  (a) If any law is enacted or adopted or amended after the date of this Mortgage which deducts the Debt from the value of any Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Debt or Mortgagee's interest in the Property, Mortgagor will pay the tax, with interest and penalties thereon, if any. If Mortgagee is advised by counsel chosen by it that the payment of tax by Mortgagor would be unlawful or taxable to Mortgagee or unenforceable or provide the basis for a defense of usury, then Mortgagee shall have the option by written notice of not less than ninety (90) days to declare that portion of the Debt equal to the Release Price (as hereinafter defined) for such Property immediately due and payable.

                  (b) Mortgagor will not claim or demand or be entitled to any credit or credits on account of the Debt for any part of the Taxes or Other Charges assessed against any Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of any Property, or any part thereof, for real estate tax purposes by reason of this Mortgage or the Debt. If such claim, credit or deduction shall be required by law, Mortgagee shall have the option, by written notice of not less than ninety (90) days, to declare the Debt immediately due and payable.

                  (c) If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Notes, this Mortgage, or any of the Other Security Documents or impose any other tax or charge on the same, Mortgagor will pay for the same, with interest and penalties thereon, if any.

                  Section 6.4 Estoppel Certificates. At Mortgagee's reasonable request, Mortgagor shall use commercially reasonable efforts to deliver to Mortgagee duly executed estoppel certificates from any one or more lessees as required by Mortgagee and, to the extent such estoppel certificates have been previously received by Mortgagee, duly executed updated landlord estoppel certificates, attesting to such facts regarding the Leases as Mortgagee may reasonably require, including, but not limited to, attestations that to the extent applicable each Lease covered thereby is in full force and effect with no defaults thereunder on the part of any party, that none of the Rents have been paid more than one month in advance, and that the lessee claims no defense or offset against the full and timely performance of its obligations under the Lease.

                  Section 6.5 Flood Insurance. After Mortgagee's request, Mortgagor shall deliver evidence satisfactory to Mortgagee that no portion of the Improvements is situated in a federally designated "special flood hazard area" or, if located with such area, Mortgagor shall maintain the insurance prescribed in Section 3.3 hereof.

                  Section 6.6 Splitting of Mortgage. This Mortgage and the Notes shall, at any time until the same shall be fully paid and satisfied, at the sole election of Mortgagee, be split or divided into two or more notes and two or more security instruments, each of which shall cover all or a portion of the Property to be more particularly described therein. To that end, Mortgagor, upon written request of Mortgagee, shall execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered by the then owner of the affected Property, to Mortgagee and/or its designee or designees substitute notes and security instruments in such principal amounts, aggregating not more than the then unpaid principal amount of this Mortgage, and containing terms, provisions and clauses similar to those contained herein and in the Notes, and such other documents and instruments as may be reasonably required by Mortgagee.

                  Section  6.7  Replacement   Documents.   Upon  receipt  of  an
affidavit of an officer of Mortgagee as to the loss, theft, destruction or mutilation of the Notes or any Other Security Document which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of such Notes or Other Security Document, Mortgagor will issue, in lieu thereof, a replacement Notes or Other Security Document, dated the date of such lost, stolen, destroyed or mutilated Notes or Other Security Document in the same principal amount thereof, otherwise of like tenor and shall provide that it is a replacement instrument and that such lost, stolen or destroyed instrument is deemed null and void.


                       Article 7 - DUE ON SALE/ENCUMBRANCE

                  Section 7.1 Mortgagee Reliance. Mortgagor acknowledges that Mortgagee has examined and relied on the experience of Mortgagor in owning and operating properties such as the Property in agreeing to make the Loan, and will continue to rely on Mortgagor's ownership of each Property as a means of maintaining the value of such Property as security for repayment of the Debt and the performance of the Other Obligations. Mortgagor acknowledges that Mortgagee has a valid interest in maintaining the value of each Property so as to ensure that, should Mortgagor default in the repayment of the Debt or the performance of the Other Obligations, Mortgagee can recover the Debt by a sale of any or all of the Property.

                  Section 7.2 No Sale/Encumbrance. Except to the extent provided in Article 14 hereof, Mortgagor agrees that Mortgagor shall not (i) sell convey, mortgage, grant, bargain, encumber, pledge, assign, or otherwise transfer any Property or any part hereof or permit any Property or any part thereof to be sold, conveyed, mortgaged, granted, bargained, encumbered, pledged, assigned, or otherwise transferred, (ii) permit any owner of a beneficial ownership interest in any Property to transfer such interest, whether by transfer of stock, partnership interest or other beneficial interest in any entity, or otherwise, except the transfer of the stock of Mortgagor's parent company, Value Property Trust, provided, that, such transfer(s) do not result in a Change in Control (as defined in the Indenture) or (iii) sell, assign, convey, transfer, mortgage, encumber, grant a security interest in, or otherwise dispose of any legal or beneficial ownership interest in Mortgagor, or permit any owner of a legal or beneficial interest in Mortgagor to do the same.

                  Section 7.3 Sale/Encumbrance Defined. A sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer within the meaning of this Article 7 shall be deemed to include, but not be limited to,
(a) an installment sales agreement wherein Mortgagor agrees to sell any Property or any part thereof for a price to be paid in installments; and (b) an agreement by Mortgagor leasing all or a substantial part of any Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Mortgagor's right, title and interest in and to any Leases or any Rents.

                  Section 7.4 Mortgagee's Rights. Mortgagee shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon Mortgagor's sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer of any Property in contravention of the terms hereof without Mortgagee's consent. This provision shall apply to every sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer of any Property regardless of whether voluntary or not, or whether or not Mortgagee has consented to any previous sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer of any Property.


                             Article 8 - PREPAYMENT

                  Section 8.1 Prepayment. The Debt may be prepaid only in strict accordance with the express terms and conditions of the Note.


                               Article 9 - DEFAULT

                  Section 9.1 Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default":

                  (a) if a violation of Article 7 or Section 3.19 hereof has occurred and is continuing;

                  (b) subject to the terms of Section 3.5 hereof, if any of the Taxes or Other Charges is not paid when the same is due and payable except to the extent sums sufficient to pay such Taxes and Other Charges have been deposited with Mortgagee in accordance with the terms of this Mortgage and such amount(s) (together with any late charges and/or interest and penalties) remain unpaid for a period of thirty
         (30) days from the date such amounts became delinquent;

                  (c) if the Policies are not kept in full force and effect, or if the Policies are not delivered to Mortgagee within ten (10) days of request or Mortgagor has not delivered within ten (10) days of request evidence of the renewal of the Policies thirty (30) days prior to their expiration as provided in Section 3.3(b);

                  (d) if any Property is subject to actual waste and such occurrence has a material adverse effect (in Mortgagee's reasonable judgment) on the use, value or operation of such Property;

                  (e) if Mortgagor shall be in default after the expiration of any applicable cure period under any other mortgage, deed of trust, deed to secure debt or other security agreement covering any part of any parcel of Land or any Improvements;

                  (f) subject to the terms of Section 3.5 hereof, if the Property becomes subject to any mechanic's, materialman's or other lien other than a lien for local real estate taxes and assessments not then due and payable and the lien shall remain undischarged of record (by payment, bonding or otherwise) for a period of thirty (30) days;

                  (g) subject to the terms of Section 3.5 hereof, if any federal tax lien is filed against Mortgagor or the Property and same is not discharged of record within thirty (30) days after same is filed;

                  (h) if an Event of Default occurs under the Note, the Indenture, the Note Purchase Agreement or any of the Other Security Documents; or

                  (i) if for more than thirty (30) days after notice from Mortgagee or such shorter time period as provided in the Note, this Mortgage or the Other Security Documents, Mortgagor shall continue to be in default under any other term, covenant or condition of this Mortgage, provided that if such default cannot reasonably be cured within such thirty (30) day period or such shorter time as provided for in the Note, this Mortgage or the Other Security Documents and Mortgagor shall have commenced to cure such default within such thirty
         (30) day period or such shorter time as provided for in the Note, this Mortgage or the Other Security Documents and thereafter diligently, continuously and expeditiously proceeds to cure the same, such thirty
         (30) day period or such shorter time as provided for in the Note, this Mortgage or the Other Security Documents shall be extended for so long as it shall require Mortgagor in the exercise of due diligence, in Mortgagee's reasonable judgment, to cure such default.

                  Section 9.2 Default Interest. Mortgagor does hereby agree that upon the occurrence of an Event of Default, Mortgagee shall be entitled to receive and Mortgagor shall pay interest on the entire principal amount outstanding of the Notes in accordance with the terms of the Notes and the Indenture. Interest calculated at the Default Rate shall be added to the Debt, and shall be deemed secured by this Mortgage. This clause, however, shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Mortgagee by reason of the occurrence of any Event of Default.


                        Article 10 - RIGHTS AND REMEDIES

                  Section 10.1 Remedies. Upon the occurrence of any Event of Default but subject to the terms of Article 5 of the Indenture, Mortgagor agrees that Mortgagee may take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Mortgagor and in and to any Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Mortgagee may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Mortgagee:

                  (a) declare the entire unpaid Debt to be immediately due and payable in accordance with the terms of the Indenture;

                  (b) institute proceedings, judicial or otherwise, for the complete foreclosure of this Mortgage under any applicable provision of law in which case the Property or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner;

                  (c) with or without entry, to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Mortgage for the portion of the Debt then due and payable, subject to the continuing lien and security interest of this Mortgage for the balance of the Debt not then due, unimpaired and without loss of priority;

                  (d) sell for cash or upon credit any Property or any part thereof and all estate, claim, demand, right, title and interest of Mortgagor therein and rights of redemption thereof, pursuant to power of sale or otherwise, at one or more sales, as an entity or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law;

                  (e) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein, in the Notes or in the Other Security Documents;

                  (f) recover judgment on the Notes either before, during or after any proceedings for the enforcement of this Mortgage or the Other Security Documents;

                  (g) apply for the appointment of a receiver, trustee, liquidator or conservator of any Property, without notice, unless required by law, and without regard for the adequacy of the security for the Debt and without regard for the solvency of Mortgagor or of any person, firm or other entity liable for the payment of the Debt;

                  (h) subject to any applicable law, the license granted to Mortgagor under Section 1.2 shall automatically be revoked and Mortgagee may enter into or upon any or all of the Property, either personally or by its agents, nominees or attorneys and dispossess Mortgagor and its agents and servants therefrom, without liability for trespass, damages or otherwise and exclude Mortgagor and its agents or servants wholly therefrom, and take possession of all books, records and accounts relating thereto and Mortgagor agrees to surrender possession of the Property and of such books, records and accounts to Mortgagee upon demand, and thereupon Mortgagee may (i) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of any Property and conduct the business thereat in accordance with the standards imposed on Mortgagor herein;
         (ii) complete any construction on the Property in such manner and form as Mortgagee deems advisable; (iii) make alterations, additions, renewals, replacements and improvements to or on any Property to the extent that such action, in Mortgagee's reasonable judgment, increases the overall value of such Property; (iv) exercise all rights and powers of Mortgagor with respect to any Property, whether in the name of Mortgagor or otherwise, including, without limitation, the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all Rents of the Property and every part thereof; (v) require Mortgagor to vacate and surrender possession of any or all of the Property to Mortgagee or to such receiver and, in default thereof, Mortgagor may be evicted by summary proceedings or otherwise; and (vi) apply the receipts from any or all of the Property to the payment of the Debt, in such order, priority and proportions as Mortgagee shall deem appropriate in its sole discretion after deducting therefrom all expenses (including reasonable attorneys' fees) actually incurred in connection with the aforesaid operations and all amounts necessary to pay the Taxes, Other Charges, insurance and other expenses in connection with the Property, as well as just and reasonable compensation for the services of Mortgagee, its counsel, agents and employees:

                  (i)  exercise  any and all  rights and  remedies  granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing: (i) the right to take possession of the Personal Property or any part thereof, and to take such other measures as Mortgagee may deem necessary for the care, protection and preservation of the Personal Property, and (ii) request Mortgagor at its expense to assemble the Personal Property and make it available to Mortgagee at a convenient place acceptable to Mortgagee. Any notice of sale, disposition or other intended action by Mortgagee with respect to the Personal Property sent to Mortgagor in accordance with the provisions hereof at least ten (10) days prior to such action, shall constitute commercially reasonable notice to Mortgagor;

                  (j) apply any sums then deposited in the Escrow Fund, if any, and any other sums held in escrow or otherwise by Mortgagee in accordance with the terms of this Mortgage or any Other Security Document to the payment of the following items in any order in its uncontrolled discretion:

                           (i)     Taxes and Other Charges;

                           (ii)    Insurance Premiums;

                           (iii)   Operating   Expenses   (as   defined  in  the
                                   Indenture)

                           (iv) Interest on the unpaid principal balance of the Note;

                           (v) Amortization of the unpaid principal balance of the Note; and

                           (vi) All other sums payable pursuant to the Note, this Mortgage and the Other Security Documents, including without limitation advances made by Mortgagee pursuant to the terms of this Mortgage;

                  (k) in connection with a foreclosure sale or other disposition of any Property, surrender the Policies maintained pursuant to Article 3 hereof, collect the unearned Insurance Premiums and apply such sums as a credit on the Debt in such priority and proportion as Mortgagee in its discretion shall deem proper, and in connection therewith, Mortgagor hereby appoints Mortgagee as agent and attorney-in-fact (which is coupled with an interest and is therefore irrevocable) for Mortgagor to collect such Insurance Premiums;

                  (l) pursue such other remedies as Mortgagee may have under applicable law; and

                  (m) apply the undisbursed balance of any Net Proceeds Deficiency deposit, together with interest thereon, to the payment of the Debt in such order, priority and proportions as Mortgagee shall deem to be appropriate in its discretion.

In the event of a sale, by foreclosure, power of sale, or otherwise, of less than all of the Property, this Mortgage shall continue as a lien and security interest on the remaining portion of the Property unimpaired and without loss of priority.

                  Section 10.2 Application of Proceeds. The purchase money, proceeds and avails of any disposition of any Property, or any part thereof, or any other sums collected by Mortgagee pursuant to this Article and pursuant to the Indenture, the Note, this Mortgage or the Other Security Documents, shall be applied by Mortgagee as provided in Section 5.10 of the Indenture.

                  Section 10.3 Right to Cure Defaults. Upon the occurrence of any Event of Default, Mortgagee may, but without any obligation to do so and without notice to or demand on Mortgagor and without releasing Mortgagor from any obligation hereunder, make or do the same in such manner and to such extent as Mortgagee may deem necessary to protect the security hereof. Mortgagee is authorized to enter upon the Property for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Property or to foreclose this Mortgage or collect the Debt, and the cost and expense thereof (including reasonable attorneys' fees to the extent permitted by law), with interest as provided in this Section 10.3, shall constitute a portion of the Debt and shall be due and payable to Mortgagee upon demand. All such costs and expenses actually incurred by Mortgagee in remedying such Event of Default or such failed payment or act or in appearing in, defending, or bringing any such action or proceeding shall bear interest at the Default Rate, for the period after notice from Mortgagee that such cost or expense was incurred and paid by Mortgagee to the date of payment to Mortgagee. All such costs and expenses incurred by Mortgagee together with interest thereon calculated at the Default Rate shall be deemed to constitute a portion of the Debt and be secured by this Mortgage and the Other Security Documents and shall be immediately due and payable upon demand by Mortgagee therefor.

                  Section 10.4 Actions and Proceedings. Mortgagee has the right to appear in and defend any action or proceeding brought with respect to the Property and to bring any action or proceeding, in the name and on behalf of Mortgagor, which Mortgagee, in its discretion, decides should be brought to protect its interest in the Property. Mortgagee shall notify Mortgagor of the pendency of any such action.

                  Section 10.5 Recovery of Sums Required to Be Paid. Mortgagee shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Debt as the same become due, without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of Mortgagee thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Mortgagor existing at the time such earlier action was commenced.

                  Section 10.6 Examination of Books and Records. Mortgagee, its respective agents, accountants and attorneys shall have the right to examine, at Mortgagee's expense, the records, books, management and other papers of Mortgagor and its affiliates which reflect upon their financial condition, at the Property or at any office regularly maintained by, Mortgagor or its affiliates where the books and records are located. Mortgagee and its agents shall have the right to make copies and extracts from the foregoing records and other papers. In addition, Mortgagee, its respective agents, accountants and attorneys shall have the right, upon two (2) Business Days' notice to Mortgagor, to examine, copy and audit, at Mortgagee's expense, the books and records of Mortgagor and its affiliates pertaining to the income, expenses and operation of the Property during reasonable business hours at any office of Mortgagor or its affiliates where the books and records are located in a manner that shall not materially interfere with Mortgagor's business. This Section 10.6 shall apply throughout the term of the Notes and without regard to whether an Event of Default has occurred or is continuing; provided, further and notwithstanding the foregoing to the contrary, that if an Event of Default has occurred and is continuing, the examination(s), audits and copying conducted pursuant to this
Section 10.6 shall be at Mortgagor's sole cost and expense and shall not require prior notice.

                  Section 10.7      Other Rights, etc.

                  (a) The failure of Mortgagee to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Mortgage. Mortgagor shall not be relieved of Mortgagor's obligations hereunder by reason of (i) the failure of Mortgagee to comply with any request of Mortgagor to take any action to foreclose this Mortgage or otherwise enforce any of the provisions hereof or of the Notes or the Other Security Documents, (ii) the release, regardless of consideration, of the whole or any part of the Property; or of any person liable for the Debt or any portion thereof, or (iii) any agreement or stipulation by Mortgagee extending the time of payment or otherwise modifying or supplementing the terms of the Note, this Mortgage or the Other Security Documents.

                  (b) It is agreed that the risk of loss or damage to the Property is on Mortgagor, and Mortgagee shall have no liability whatsoever for decline in value of the Property, for failure to maintain the Policies, or for failure to determine whether insurance in force is adequate as to the amount of risks insured. Possession by Mortgagee shall not be deemed an election of judicial relief, if any such possession is requested or obtained, with respect to any Property or collateral not in Mortgagee's possession.

                  (c) Mortgagee may take action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Mortgagee thereafter to foreclose this Mortgage. The rights of Mortgagee under this Mortgage shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Mortgagee shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Mortgagee shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

                  Section 10.8 Right to Release Any Portion of the Property. Mortgagee may release any portion of the Property for such consideration as Mortgagee may require without, as to the remainder of the Property, in any way impairing or affecting the lien or priority of this Mortgage, or improving the position of any subordinate lienholder with respect thereto, except to the extent that the obligations hereunder shall have been reduced by the actual monetary consideration, if any, received by Mortgagee for such release, and may accept by assignment, pledge or otherwise any other property in place thereof as Mortgagee may require without being accountable for so doing to any other lienholder. This Mortgage shall continue as a lien and security interest in the remaining portion of the Property.

                  Section 10.9 Right of Entry. Upon two (2) Business Days' notice to Mortgagor, Mortgagee and its agents shall have the right to enter and inspect any Property at all reasonable times, including, without limitation, the right to enter and inspect in order to conduct an appraisal of any Property at Mortgagee's expense. This Section 10.9 shall apply throughout the term of the Notes and without regard to whether an Event of Default has occurred or is continuing; provided, further and notwithstanding the foregoing to the contrary, that if an Event of Default has occurred and is continuing, Mortgagee and its agents shall not be required to give Mortgagor notice before exercising their right of entry pursuant to this Section 10.9. Mortgagee shall use reasonable efforts to not interfere with the use and operation of any Property in connection with the exercise of its rights under this section.


                       Article 11 - ENVIRONMENTAL HAZARDS

                  Section 11.1 Environmental Representations and Warranties. Except as may be disclosed in those certain environmental reports obtained by Mortgagor in connection with the Property and referenced on Schedule 11 attached hereto and based on Environmental Laws in effect as of the date of this Mortgage, Mortgagor hereby represents and warrants as follows:

                  (a) there are not now, and, to the best of Mortgagor's actual knowledge, never have been, Hazardous Substance (defined below) not in compliance with the Environmental Laws (defined below) nor underground storage tanks at, in, on, or under any Property not in compliance with the Environmental Laws;

                  (b) there are no present or, to the best of Mortgagor's actual knowledge, past or threatened (in writing) Releases (defined below) of Hazardous Substances at, in, on, under, or from any Property, except where such Releases are both (i) in compliance with the Environmental Laws and (ii) are not reasonably likely to require Remediation;

                  (c) to the best of Mortgagor's actual knowledge, there is no written threat of any Release of Hazardous Substances migrating to any Property;

                  (d) there is no present or, to the best of Mortgagor's actual knowledge, past non-compliance with the Environmental Laws or with permits issued pursuant thereto, in connection with any Property, and there are currently, no circumstances that may be reasonably expected to prevent or interfere with such compliance in the future;

                  (e) in connection with any Property, Mortgagor has not received any written notice from any person or entity (including, but not limited to, a governmental entity) of possible liability relating to (i) the presence of Hazardous Substances or for Remediation (defined below) of Hazardous Substances, (ii) non-compliance with any Environmental Law, or any actual or potential administrative or judicial proceedings in connection with any of the foregoing;

                  (f) to Mortgagor's actual knowledge, none of the Property (i) is listed or proposed for listing on the National Priorities List, CERCLIS, or any analogous list maintained by any governmental entity of sites that may require investigation or cleanup, (ii) is the subject of any investigation or cleanup, or is or has been the subject of a CERCLA
         Section 104(e) notice, or (iii) is subject to any restrictions on ownership, occupancy, use, or transferability under any Environmental Law;

                  (g) Mortgagor has not received any written notice of potential liability with respect to any site other than the Property arising from Hazardous Substances generated, stored, treated, disposed of, or transported at or from the Property; and

                  (h) Mortgagor has provided to Mortgagee, in writing, all information in its possession and of which Mortgagor knows to exist relating to the environmental conditions at, in, on, under, or from any Property.

                  The term "Environmental Indemnified Parties" includes Mortgagee, the Holders, any person or entity who is or will have been involved in the origination of the Loan, any person or entity who is or will have been involved in the servicing of the Loan, any person or entity in whose name the encumbrance created by this Mortgage is or will have been recorded, persons and entities who may hold or acquire or will have held a full or partial interest in the Loan (custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan for the benefit of third parties) as well as the respective directors, officers, shareholders, partners, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, any successors and assigns of any and all of the foregoing (including, but not limited to, any other person or entity who holds or acquires or will have held a participation or other full or partial interest in the Loan or any Property, whether during the term of the Loan or as part of or following a foreclosure of the Loan and including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of Mortgagee's assets and business).

                  The term "Environmental Laws" means any present and future federal, state and local laws, statutes, ordinances, rules, regulations, any judicial or administrative interpretations thereof (including any judicial or administrative order, consent, decree or judgment), and common law, relating to protection of human health or the environment, relating to Hazardous Substances, relating to liability for or costs of Remediation or prevention of Releases of Hazardous Substances or relating to liability for or costs of other actual or threatened danger to the environment, and includes, but is not limited to, the following statutes, as amended, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"); the Emergency Planning and Community Right-to-Know Act; the Hazardous Substances Transportation Act; the Resource Conservation and Recovery Act (including, but not limited to, Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean

Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act; any law conditioning transfer of property upon a negative declaration or other approval of a governmental authority of the environmental condition of the property; any law requiring notification or disclosure of Releases of Hazardous Substances or other environmental condition of any Property to any governmental authority or other person or entity, whether or not in connection with transfer of title to or interest in property; and any law relating to nuisance, trespass or other causes of action related to any Property.

                  The term "Environmental Losses" includes any losses, damages, costs, fees, expenses, claims, suits, judgments, awards, liabilities (including, but not limited to, strict liabilities), obligations, debts, diminutions in value, fines, penalties, charges, costs of Remediation (whether or not performed voluntarily), amounts paid in settlement, consequential damages, litigation costs, reasonable attorneys' fees, reasonable engineers' fees, reasonable environmental consultants' fees, and reasonable investigation costs (including, but not limited to, costs for sampling, testing and analysis of soil, water, air, building materials, and other materials and substances whether solid, liquid, or gas), of whatever kind or nature, and whether or not incurred in connection with any judicial or administrative proceedings, actions, claims, suits, judgments, or awards. The term "reasonable", as used in this definition, shall only be construed to determine whether the costs incurred are reasonable given the particular scope of work required by Environmental Indemnified Parties.

                  The term "Hazardous Substances" includes, but is not limited to, any and all substances (whether solid, liquid, or gas) defined, listed, or otherwise regulated under the Environmental Laws, or for which liability may be incurred under the Environmental Laws, including, but not limited to, hazardous wastes, hazardous substances, hazardous materials, toxic substances, pollutants, contaminants, petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, radon, radioactive materials, flammables, and explosives.

                  The term "Legal Action" means any claim, action, suit, proceeding or investigation, whether administrative or judicial in nature.

                  The term  "Release"  with respect to any  Hazardous  Substance includes, but is not limited to, any release, deposit, discharge, emission, leaking, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing, or other movement of Hazardous Substances.

                  The term "Remediation" includes but, is not limited to, any response, remedial, removal, or corrective action; any activity to clean up, detoxify, decontaminate, contain or otherwise remediate any Hazardous Substance; any actions to prevent, cure or mitigate any Release of any Hazardous Substance; any action to comply with any Environmental Laws or with any permits issued pursuant thereto; any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or evaluation relating to any Hazardous Substances or to anything referred to in Article 12.

                  Section 11.2 Environmental Covenants. Mortgagor covenants and agrees that:

                  (a) all uses and operations on or of each Property, whether by Mortgagor or its tenants, lessees, contractors, licensees, business invitees, agents, or any other person or entity lawfully using or operating on the Property shall be in compliance with the Environmental Laws;

                  (b) (i) it will not engage in actions or omissions that will result in a Release of Hazardous Substances at, in, on, under, or from any Property, except for such Releases that are both in compliance with the Environmental Laws and that are not reasonably likely to require Remediation; (ii) it will make its best efforts to ensure that any other person using or operating on any Property will not engage in actions or omissions that will result in a Release of Hazardous Substances at, in, on, under, or from such Property, except for such

         Releases that are both in compliance with the Environmental Laws and that are not reasonably likely to require Remediation, and (iii) it will promptly notify Mortgagee in the event of any Release of Hazardous Substances prohibited by this subsection;

                  (c) it will use best efforts to prevent its tenants to permit the use of Hazardous Substances at, in, on, or under any Property, except those that are (i) in compliance with the Environmental Laws and
         (ii) incidental to use of any Property;

                  (d) subject to the terms of Section 3.5 hereof, Mortgagor shall keep the Property free and clear of all statutory liens or encumbrances imposed pursuant to any Environmental Laws, whether due to any act or omission of Mortgagor or any other person or entity (the "Environmental Liens");

                  (e) Mortgagor shall, at its sole cost and expense, fully and expeditiously cooperate in all activities pursuant to Section 12.4 of the Mortgage, including, but not limited to, providing all relevant information and making knowledgeable persons available for interviews;

                  (f) Mortgagor shall deliver to Mortgagee within ten (10) days of Mortgagor's receipt of same, full and complete copies of any and all environmental site assessments, reports or analyses regarding any Property; and

                  (g) upon discovery, Mortgagor shall promptly notify Mortgagee in writing of (A) any presence or Release of Hazardous Substances or threatened in writing Release of Hazardous Substances at, in, on, under, from, or migrating toward the Property, except for such Releases that are both in compliance with the Environmental Laws and that are not reasonably likely to require Remediation; (B) any non-compliance with the Environmental Laws related to the Property; (C) any actual Environmental Lien relating to the Property; (D) any required or proposed Remediation of environmental conditions relating to the Property; (E) any listing or written proposal of a listing of any Property on the National Priorities List, CERCLIS, or any analogous list maintained by any governmental entity of sites that may require investigations or cleanup; (F) receipt of a CERCLA Section 104(e) notice relating to any Property; (G) any written notice relating in any way to (i) the presence of Hazardous Substances not in compliance with the Environmental Laws at, in, on, or under the Property or Remediation thereof, (ii) possible liability of any person or entity pursuant to any Environmental Law in connection with the Property, (iii) other environmental conditions in connection with the Property, or (iv) any actual or potential administrative or judicial proceedings in connection with anything referred to in this Agreement; and (H) any circumstances or conditions that cause or may cause any Environmental Representation and Warranty to be untrue or that results in a breach thereof.

                  Section 11.3  Environmental Assessments.

                  (a) Upon the occurrence and during the continuance of an Event of Default, at Mortgagor's expense, Mortgagor will perform promptly upon request or, in the event Mortgagor fails to do so, Mortgagee may cause the performance at Mortgagor's expense additional assessments to update any environmental reports pertaining to each Property and report any new or newly discovered information related to the environmental conditions at each Property and otherwise provide copies of such assessments to the Environmental Indemnified Parties. Mortgagor may, but is not required to, use its own personnel to perform these assessments.

                  (b) In the event that an environmental assessment to be conducted under subsection (a) of this Section or other information identifies a Release of Hazardous Substances or threatened (in writing) Release of Hazardous Substances which Release constitutes or has the potential to constitute a violation of Environmental Law, Mortgagor shall engage, at its expense, an environmental consultant approved by Mortgagee (which approval shall not be unreasonably withheld) to perform necessary testing of such Release, threatened Release or condition according to a scope of work, protocol and consultant approved by Mortgagor and the Environmental Indemnified Parties (which approval shall not be unreasonably withheld) and to prepare a report of the results. Mortgagee or any Environmental Indemnified Party may elect to engage an environmental consultant approved by Mortgagor (which approval shall not be unreasonably withheld) to conduct such testing and to prepare a report, but in such event Mortgagor shall reimburse Mortgagee or other Environmental Indemnified Party only for that portion of the testing and report cost agreed to by Mortgagor. Upon written notice of not less than five (5) Business Days (or such longer period as may be required by any agreement with any tenant, lessee, or other lawful user or operator of the Property), Mortgagor shall provide Mortgagee, other Environmental Indemnified Parties, or its consultant with access to the affected Property during regular business hours and upon reasonable conditions to perform the testing identified in the preceding sentence of this subsection. Regardless of which party to this Agreement performs the testing identified herein, the other party shall be entitled to observe (at its own expense) and receive representative split samples of any samples taken as part of such testing. Such testing may include taking samples of soil, groundwater or other water, air or building materials, and other invasive testing.

                  (c) In addition to environmental inspections or assessments conducted pursuant to Subsection 11.3(b), upon the occurrence and during the continuance of an Event of Default or in the event such party has reasonable grounds to believe Mortgagor has defaulted with respect to its obligations under this Article 11, Environmental
         Indemnified Parties and any other person or entity designated by Environmental Indemnified Parties (including but not limited to any receiver, any representative of a governmental entity and any environmental consultant), shall have the right at its cost and expense (unless Mortgagee has reasonable grounds to believe there has been a default in Mortgagor's obligations under this Article 11 in which event, at Mortgagor's cost and expense) but not the obligation to enter upon any Property at all reasonable times to assess the environmental condition of any Property and its use, including, but not limited to, conducting any environmental assessment or audit (the scope of which shall be determined in Mortgagee's sole and absolute discretion) and taking samples of soil, groundwater or other water, air or building materials, and conducting other invasive testing. Upon written notice of not less than five (5) Business Days (or such longer period as may be required by any agreement with any tenant, lessee, or other lawful user or operator of the Property), Mortgagor shall provide Mortgagee, other Environmental Indemnified Parties, or its consultant with access to each Property during regular business hours and upon reasonable conditions to perform the environmental investigation discussed above, Mortgagor may be entitled to observe (at its own expense) and receive representative split samples taken as part of any testing conducted pursuant to the investigation.


                          Article 12 - INDEMNIFICATION

                  Section 12.1 General Indemnification. Mortgagor shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties (defined below) from and against any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, diminutions in value, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement, punitive damages, foreseeable and unforeseeable consequential damages, of whatever kind or nature (including but not limited to attorneys' fees and other costs of defense) (the "Losses") imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following: (a) ownership of this Mortgage, the Property or any interest therein or receipt of any Rents; (b) any amendment to, or restructuring of, the Debt, and the Note, this Mortgage, or any Other Security Documents; (c) any and all lawful action that may be taken by Mortgagee in connection with the enforcement of the provisions of this Mortgage or the Notes or the Other Security Documents, whether or not suit is filed in connection with same, or in connection with Mortgagor and/or any partner, joint venturer or shareholder thereof becoming a party to a voluntary or involuntary federal or state bankruptcy, insolvency or similar proceeding; (d) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (e) any use, nonuse or condition in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or was; (f) any failure on the part of Mortgagor to perform or be in compliance with any of the terms of this Mortgage; (g) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof; (h) the failure of any person to file timely with the Internal Revenue Service an accurate Form 1099-B, Statement for Recipients of Proceeds from Real Estate, Broker and Barter Exchange Transactions, which may be required in connection with the Mortgage, or to supply a copy thereof in a timely fashion to the recipient of the proceeds of the transaction in connection with which this Mortgage is made; (i) any failure of the Property to be in compliance with any Applicable Laws: (j) the enforcement by any Indemnified Party of the provisions of this Article 12; (k) any and all claims and demands whatsoever which may be asserted against Mortgagee by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in any Lease; (l) the payment of any commission, charge or brokerage fee to anyone which may be payable in connection, with the funding of the loan evidenced by the Notes and secured by this Mortgage; or (m) any misrepresentation made by Mortgagor in this Mortgage or any Other Security Document; except to the extent such Losses (i) arise from the gross negligence or willful misconduct of the Indemnified Party seeking indemnification from Mortgagor hereunder or (ii) relate directly to such Indemnified Party's failure to comply with Applicable Law or with third party contractual obligations. Any amounts payable to Mortgagee by reason of the application of this Section 12.1 shall become immediately due and payable and shall bear interest at the Default Rate from the date loss or damage is sustained by Mortgagee until paid. For purposes of this Article 12, the term "Indemnified Parties" means Mortgagee, the Holders and any person or entity who is or will have been involved in the origination of this loan, any person or entity who is or will have been involved in the servicing of this loan, any person or entity in whose name the encumbrance created by this Mortgage is or will have been recorded, persons and entities who may hold or acquire or will have held a full or partial interest in this loan as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in this loan for the benefit of third parties) as well as the respective directors, officers, shareholders, partners, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including but not limited to any other person or entity who holds or acquires or will have held a participation or other full or partial interest in this loan or the Property, whether during the term of this loan or as a part of or following a foreclosure of this loan and including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of Mortgagee's assets and business).

                  Section 12.2 Mortgage and/or Intangible Tax. Mortgagor shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any tax on the making and or recording of this Mortgage, the Notes or any of the Other Security Documents.

                  Section 12.3 ERISA Indemnification. Mortgagor shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses (including, without limitation, attorneys' fees and costs incurred in the investigation, defense, and settlement of Losses incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA that may be required, in Mortgagee's sole discretion) that Mortgagee may incur, directly or indirectly, as a result of a default under Section 4.9.

                  Section 12.4  Environmental Indemnification.

                  (a)  Mortgagor  covenants  and  agrees  at its  sole  cost and expense, to protect, defend, indemnify, release and hold Environmental Indemnified Parties harmless from and against any and all Environmental Losses imposed upon or incurred by or asserted against any Environmental Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following:

                                 (i any presence of any Hazardous Substances at,
                  in, on, above or under the Property;

                                 (ii any past, present, or threatened Release of
                  Hazardous Substances at, in, on, above, under, or from the Property;

                                 (iii any activity by  Mortgagor,  any person or
                  entity affiliated with Mortgagor, and any tenant or other user of the Property in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other Release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from the Property of any Hazardous Substances at, in, on, above or under the Property;

                                 (iv any  activity by  Mortgagor,  any person or
                  entity affiliated with Mortgagor, and any tenant or other user of the Property in connection with any actual or proposed Remediation of any Hazardous Substances at, in, on, above or under the Property, whether or not such Remediation is voluntary or pursuant to court or administrative order, including, but not limited to, any removal, remedial or corrective action;

                                 (v   any   past,    present    or    threatened
                  non-compliance or violations of any Environmental Laws in connection with the Property, operations thereon or transfer thereof including, but not limited to, any failure by Mortgagor, any person or entity affiliated with Mortgagor, and any tenant or other user of the Property to comply with any order of any governmental authority in connection with and Environmental Laws:

                                 (vi the imposition,  recording or filing or the
                  threatened   imposition,    recording   or   filing   of   any
                  Environmental Lien encumbering the Property:

                                 (vii any administrative  process or proceedings
                  or judicial proceedings in any way connected with any matter addressed in this Section 12.4;

                                 (viii any past,  present or  threatened  injury
                  to, destruction of or loss of natural resources in any way connected with the Property or use thereof, including, but not limited to, costs to investigate and assess such injury, destruction or loss;

                                 (ix any acts of Mortgagor, any person or entity
                  affiliated with Mortgagor, and any tenant or other user of the Property in arranging for disposal or treatment, or arranging with a transporter for transport for disposal or treatment, or Hazardous Substances at any facility or incineration vessel owned or operated by another person or entity;

                                 (x any acts of  Mortgagor  any person or entity
                  affiliated with Mortgagor, and any tenant or other user of the Property in accepting any Hazardous Substances for transport to disposal or treatment facilities, incineration vessels or sites from which there is a Release, or a threatened Release of any Hazardous Substance which causes the incurrence of costs for Remediation;

                                 (xi any personal  injury,  wrongful  death,  or
                  property or other damage arising under any statutory or common law theory related to the environmental condition of the Property, including, but not limited to, damages assessed for private or public nuisance or for the conducting of an abnormally dangerous activity on the Property; and

                                 (xii any misrepresentation or inaccuracy in any
                  representation or warranty or material breach or failure to perform any covenants or other obligations pursuant to this Mortgage in each case relating to Hazardous Substances, the Release of Hazardous Substances, Environmental Laws, Environmental Losses or any other environmental matter.

                  (b) This indemnity shall not apply if it is determined that both (i) any contamination of the Property was caused solely by or as a result of Hazardous Substances that were not present at, in, on, or under the Property prior to the date that Mortgagee or other Environmental Indemnified Parties (or any purchaser at a foreclosure sale) acquires title to the Property, pursuant to foreclosure or deed in lieu of foreclosure; and (ii) any Releases of Hazardous Substances at, in, on, or under the Property were not caused by the direct or indirect actions of Mortgagor or any agents of Mortgagor.

                  Section 12.5 Duty to Defend; Attorneys' Fees and Other Fees and Expenses. Upon written request by any Indemnified Party or Environmental Indemnified Party in connection with any Losses or Environmental Losses, Mortgagor shall defend in any Legal Action same (if requested by any Indemnified Party or Environmental Indemnified Party, in the name of the Indemnified Party or the Environmental Indemnified Party) by attorneys and other professionals reasonably approved by the Indemnified Parties or the Environmental Indemnified Parties. Notwithstanding the foregoing, any Indemnified Parties or Environmental Indemnified Parties may, in their sole and absolute discretion, but at their cost and expense as to additional attorneys engage their own attorneys and other professionals to defend or assist them, and, at the option of Indemnified Parties or Environmental Indemnified Parties, their attorneys shall control the resolution of any claim or proceeding, except that Indemnified Parties or Environmental Indemnified Parties, as the case may be, shall provide written notice to Mortgagor of any settlement that Indemnified Parties or Environmental Parties intend to execute in order to resolve such proceeding. Indemnified Parties or Environmental Indemnified Parties may settle such proceeding without the consent of Mortgagor, except that Indemnified Parties or Environmental Indemnified Parties shall not settle such proceeding if Mortgagor, within fourteen (14) days of receiving notice from any Indemnified Party or Environmental Indemnified Party (i) provides written notice that Mortgagor does not consent to the proposed settlement; and (ii) posts a bond or other security satisfactory to Indemnified Parties or Environmental Indemnified Parties, at Mortgagor's sole cost and expense, adequate to cover a judgment against Indemnified Parties or Environmental Indemnified Parties in an amount equal to the amount of all claims against such Indemnified Party or Environmental Indemnified Party plus reasonable costs and expenses likely to be incurred by such Indemnified Party or Environmental Indemnified Party in connection with its failure to settle such suit or other proceeding. Mortgagor shall maintain said bond or other security until the proceeding has been settled, the Indemnified Parties' or the Environmental Indemnified Parties' liability or exposure has been fully extinguished, and the Indemnified Parties or the Environmental Indemnified Parties have been reimbursed in accordance with the terms of this
Article 12. Within ten (10) days of demand, Mortgagor shall pay or, in the sole and absolute discretion of the Indemnified Parties or the Environmental Indemnified Parties, reimburse, the Indemnified Parties or the Environmental Indemnified Parties for the payment of reasonable fees and disbursements of attorneys (other than additional attorneys), engineers, environmental consultants, laboratories and other professionals in connection with the above.


                              Article 13 - WAIVERS

                  Section 13.1 Waiver of Counterclaim. Mortgagor hereby waives the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against it by Mortgagee arising out of or in any way connected with this Mortgage, the Note, the Other Security Documents or the Obligations.

                  Section 13.2 Marshalling and Other Matters. Mortgagor hereby waives, to the extent permitted by law, the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption Laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Property or any part thereof or any interest therein. Further, Mortgagor hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Mortgage on behalf of Mortgagor, and on behalf of each and every person acquiring any interest in or title to the Property subsequent to the date of this Mortgage and on behalf of all persons to the extent permitted by applicable law.

                  Section 13.3 Waiver of Notice. Mortgagor shall not be entitled to any notices of any nature whatsoever from Mortgagee except with respect to matters for which this Mortgage specifically and expressly provides for the giving of notice by Mortgagee to Mortgagor and except with respect to matters for which Mortgagee is required by applicable law to give notice, and Mortgagor hereby expressly waives the right to receive any notice from Mortgagee with respect to any matter for which this Mortgage does not specifically and expressly provide for the giving of notice by Mortgagee to Mortgagor.

                  Section 13.4 Waiver of Statute of Limitations. Mortgagor hereby expressly waives and releases to the fullest extent permitted by law, the pleading of any statute of limitations as a defense to payment of the Debt or performance of its Other Obligations.

                  Section 13.5 Discretion of Mortgagee. Wherever pursuant to this Mortgage (a) Mortgagee exercises any right given to it to approve or disapprove, (b) any arrangement or term is to be satisfactory to Mortgagee, or
(c) any other decision or determination is to be made by Mortgagee, the decision of Mortgagee to approve or disapprove, all decisions that arrangements or terms are satisfactory or not satisfactory and all other decisions and determinations made by Mortgagee, shall be exercised in the reasonable discretion of Mortgagee, except as otherwise expressly provided herein.

                  Section 13.6 Survival. The indemnification made pursuant to Sections 12.1 and 12.3 shall continue indefinitely in full force and effect and shall survive and shall in no way be impaired by any satisfaction or other termination of this Mortgage, any assignment or other transfer of all or any portion of this Mortgage or Mortgagee's interest in the Property (but, in such case, shall benefit both Indemnified Parties and any assignee or transferee), any exercise of Mortgagee's rights and remedies pursuant hereto including but not limited to foreclosure or acceptance of a deed in lieu of foreclosure, any exercise of any rights and remedies pursuant to the Notes or the Other Security Documents, any transfer of all or any portion of the Property (whether by Mortgage or by Mortgagee following foreclosure or acceptance of a deed in lieu of foreclosure or at any other time) any amendment to this Mortgage, the Notes or the Other Security Documents, and any act or omission that might otherwise be construed as a release or discharge of Mortgagor from the obligations pursuant hereto. All of the representations, warranties, covenants, and indemnities of
Section 12.4 and Article 11 shall survive the repayment of the Notes and or the release of the lien of Mortgagee's mortgage from the Property and shall survive for a period of one (1) year the transfer of any or all right, title, and interest in and to the Property by Mortgagor to any party, whether or not affiliated with Mortgagor. Notwithstanding anything herein to the contrary, in no event shall Mortgagor's obligations extend to any third party which acquires title to the Property except pursuant to a transfer directly from Mortgagee or any transferee and their successors and assigns or pursuant to a foreclosure of Mortgagor's interest in the Property.

                  Section 13.7 WAIVER OF TRIAL BY JURY. MORTGAGOR AND MORTGAGEE EACH HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN EVIDENCED BY THE NOTE, THE APPLICATION FOR THE LOAN EVIDENCED BY THE NOTE, THE NOTE, THIS MORTGAGE OR THE OTHER SECURITY DOCUMENTS OR ANY ACTS OR OMISSIONS OF MORTGAGEE, ITS OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS IN CONNECTION THEREWITH.

                              Article 14 - RELEASE

                  Section 14.1 Release of Property. (a) Provided that Mortgagor satisfies the conditions set forth below, at any time, Mortgagee may cause a portion of the Property to be released from the lien of this Mortgage prior to the maturity date of the Notes provided:

                                 (i Mortgagee shall have received from Mortgagor
                  at least fifteen (15) days' prior written notice of the date proposed for such release (the "Release Date").

                                 (ii No Event of Default shall have occurred and
                  be continuing as of the date of such notice and the Release Date except if the Event of Default relates solely to the Property which is the subject of the Release.

                                 (iii  Mortgagor  shall  pay  Mortgagee  on  the
                  Release Date an amount equal to 100% of the Allocated Note Amount plus 25% of that portion of the original principal balance of the Notes allocated to the Property to be released, as shown on Schedule 1 attached hereto (the "Release Price").

                                 (iv Mortgagor shall have delivered to Mortgagee
                  an Officer's Certificate, dated the Release Date, confirming the matters referred to in clause (ii) above.

                                 (v  Mortgagor,  at its sole  cost and  expense,
                  shall have delivered to Mortgagee at its reasonable request one or more endorsements to the mortgagee policies of title insurance (the "Title Policies") delivered to Mortgagee on the date hereof in connection with this Mortgage or such other evidence reasonably acceptable to the Mortgagee insuring that, after giving effect to such release, the Title Policies are in full force and effect and unaffected by such release.

                                 (vi With respect to any Property to be released
                  which has been the subject of a subdivision, Mortgagor shall provide evidence satisfactory to Mortgagee that (A) the portion of the Property to be released is a legal parcel and that Mortgagor has fully complied with all laws regarding the subdivision of such Property, (B) such subdivision has not caused a Material Adverse Effect with respect to that portion of the Property from which the parcel to be released has been subdivided, (C) on or before the Release Date, Mortgagor shall deliver to Mortgagee (1) a title insurance policy issued on the most recent ALTA form subject only to the Permitted Encumbrances and those exceptions to coverage as Lender shall deem acceptable insuring the lien of this Mortgage encumbering that portion of the Property from which the parcel to be released has been subdivided, and with such endorsements as Mortgagee shall reasonably require, and (2) a survey prepared using the most recent ALTA standards showing all such subdivided parcels and showing only those encroachments and other defects acceptable to a prudent institutional lender.

                  (b) Upon or after payment of the Release Price in accordance with Section 14.1(a)(iii), Mortgagee shall be required to effectuate the following (hereinafter referred to as a "Property Release"): the lien of this Mortgage relating to the portion of the Property in question shall be released and Mortgagee will execute and deliver any agreements reasonably requested by Mortgagor to release and terminate or reassign, at Mortgagor's option, such Mortgage; provided, that such release and termination or reassignment shall be without recourse to Mortgagee and without any representation and warranty.

                  (c) For the purposes of this Mortgage, "Allocated Note Amount" shall mean, that portion of the original principal balance of the Notes allocated to each Property as shown on Schedule 1 attached hereto, as such amounts may be reduced pursuant to the application of Net Proceeds as provided herein.

                              Article 15 - NOTICES

                  Section 15.1 Notices. All notices or other written communications hereunder shall be deemed to have been properly given (i) when received at the proper address, if delivered in person or by facsimile transmission with receipt acknowledged by the recipient thereof, (ii) when received at the proper address after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) when received at the proper address after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:


If to Mortgagor:  120 Albany Street, 8th Floor
                  New Brunswick, NJ 08901
                  Telecopier No: (908) 296-3090
                  Attention:  George R. Zoffinger


With a copy to:   __________________

                  ==================

                  ------------------


If to Mortgagee:  135 LaSalle Street
                  Suite 200
                  Chicago, IL 60674-4107
                  Attention:  Michael Evans


With a copy to:   __________________

                  ==================

                  ------------------

or addressed as such party may from time to time designate by written notice to the other parties.

                  Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.


                         Article 16 - SERVICE OF PROCESS

                  Section 16.1  Consent to Service.

                  (a) Mortgagor will maintain a place of business or an agent for service of process in New York, New York and give prompt notice to Mortgagee of the address of such place of business and of the name and address of any new agent appointed by it, as appropriate. Mortgagor further agrees that the failure of its agent for service of process to give it notice of any service of process will not impair or affect the validity of such service or of any judgment based thereon. If, despite the foregoing, there is for any reason no agent for service of process of Mortgagor available to be served, and if it at that time has no place of business in New York, New York, then Mortgagor irrevocably consents to service of process by registered or certified mail, postage prepaid, to it at its address given in or pursuant to the first paragraph hereof.

                  (b) Mortgagor initially and irrevocably designates __________ with offices on the date hereof at ____________ to receive for and on behalf of Mortgagor service of process in New York, New York with respect to this Mortgage.

                  Section 16.2 Submission to Jurisdiction. With respect to any claim or action arising hereunder or under the Notes or the Other Security Documents, Mortgagor (a) irrevocably submits to the nonexclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York, New York, and appellate courts from any thereof, and (b) irrevocably waives any objection which it may have at any time to the laying on venue of any suit, action or proceeding arising out of or relating to this Mortgage brought in any such court, irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

                  Section  16.3  Jurisdiction  Not  Exclusive.  Nothing  in this
Mortgage will be deemed to preclude Mortgagee from bringing an action or proceeding with respect hereto in any other jurisdiction.


                           Article 17 - APPLICABLE LAW

                  Section 17.1 CHOICE OF LAW. THIS MORTGAGE SHALL BE DEEMED TO BE A CONTRACT ENTERED INTO PURSUANT TO THE LAWS OF THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS BE GOVERNED, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, PROVIDED HOWEVER, THAT WITH RESPECT TO THE CREATION, PERFECTION, PRIORITY AND ENFORCEMENT OF THE LIEN OF THIS MORTGAGE, AND THE DETERMINATION OF DEFICIENCY JUDGMENTS, THE LAWS OF THE STATE WHERE THE PROPERTY IS LOCATED SHALL APPLY.

                  Section 17.2 Usury Laws. This Mortgage and the Notes are subject to the express condition that at no time shall Mortgagor be obligated or required to pay interest on the Debt at a rate which could subject the holder of the Notes to either civil or criminal liability as a result of being in excess of the maximum interest rate which Mortgagor is permitted by applicable law to contract or agree to pay. If by the terms of this Mortgage or the Note, Mortgagor is at any time required or obligated to pay interest on the Debt at a rate in excess of such maximum rate, the rate of interest under the Mortgage and the Notes shall be deemed to be immediately reduced to such maximum rate and the interest payable shall be computed at such maximum rate and all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance of the Note. All sums paid or agreed to be paid to Mortgagee for the use, forbearance, or detention of the Debt shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Notes until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate of interest from time to time in effect and applicable to the Debt for so long as the Debt is outstanding.

                  Section 17.3 Provisions Subject to Applicable Law. All rights, powers and remedies provided in this Mortgage may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of law and are intended to be limited to the extent necessary, so that they will not render this Mortgage invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law. If any term of this Mortgage or any application thereof shall be invalid or unenforceable, the remainder of this Mortgage and any other application of the term shall not be affected thereby.


                               Article 18 - COSTS

                  Section 18.1  Performance  at Mortgagor's  Expense.  Mortgagor
acknowledges and confirms that Mortgagee shall impose certain reasonable administrative processing and due diligence costs and expenses in connection with (a) certain releases, additions or substitutions of collateral or (b) obtaining certain consents, waivers and approvals with respect to the Property (the occurrence of any of the above shall be called an "Event"). Mortgagor shall be responsible for the payment of costs of reappraisal of the Property or any part thereof, required by law, regulation, or any governmental or quasi-governmental authority or by Mortgagee pursuant to the specific terms hereof requiring reappraisals to the extent Mortgagor is required to pay for such cost herein. Mortgagor hereby acknowledges and agrees to pay, within thirty
(30) days after demand, all such costs and expenses (as the same may be increased or decreased from time to time), and any additional reasonable administrative costs of a similar type or nature which may be imposed by Mortgagee from time to time, upon the occurrence of any Event. Wherever it is provided for herein that Mortgagor pay any costs and expenses, such costs and expenses shall include, but not be limited to, all reasonable legal fees and disbursements of Mortgagee, whether by retained firms or the reimbursement for the out-of-pocket expenses of Mortgagee or Mortgagee's in-house staff. If any such fees, costs and expenses or any items set forth herein are not paid within such thirty (30) day period, interest thereon shall accrue at the Default Rate from the date paid or incurred by Mortgagee until such costs and expenses are paid by Mortgagor.

                  Section 18.2 Attorney's Fees for Enforcement. (a) Mortgagor shall pay, within thirty (30) days after demand, all reasonable legal fees incurred by Mortgagee in connection with (i) the preparation of the Note, this Mortgage and the Other Security Documents and (ii) the items set forth in
Section 18.1 above, and (b) Mortgagor shall, subsequent to an Event of Default, pay to Mortgagee within ten (10) days of demand any and all expenses, including legal expenses, reasonable attorneys' fees and due diligence costs incurred or paid by Mortgagee in protecting its interest in the Property or Personal Property or in collecting any amount payable hereunder or in enforcing its rights hereunder with respect to the Property or Personal Property, whether or not any legal proceeding is commenced hereunder or thereunder. If any Event of Default shall have occurred and is continuing, or if any monies are not paid within ten (10) days of demand, interest thereon shall accrue at the Default Rate from the date paid or incurred by Mortgagee until such expenses are paid by Mortgagor.


                            Article 19 - DEFINITIONS

                  Section 19.1 General Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Mortgage may be used interchangeably in singular or plural form and the word "Mortgagor" shall mean "each Mortgagor and any subsequent owner or owners of the Property or any part thereof or any interest therein," the word "Mortgagee" shall mean "Mortgagee and any subsequent holder of the Note," the word "Note" shall mean "the Notes and any other evidence of indebtedness secured by this Mortgage," the word "person" shall include an individual, corporation, partnership, trust, unincorporated association, government, governmental authority, and any other entity, the word "Property" shall include any portion of the Property and any interest therein, and the phrases "attorneys' fees" and "counsel fees" shall include any and all reasonable attorneys', paralegal and law clerk fees and disbursements, including, but not limited to, fees and disbursements at the pre-trial, trial and appellate levels incurred or paid by Mortgagee in protecting its interest in the Property, the Leases and the Rents and enforcing its rights hereunder.


                      Article 20 - MISCELLANEOUS PROVISIONS

                  Section 20.1 No Oral Change. This Mortgage, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Mortgagor or Mortgagee, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

                  Section 20.2 Liability. This Mortgage shall be binding upon and inure to the benefit of Mortgagor and Mortgagee and their respective successors and assigns forever.

                  Section 20.3 Inapplicable Provisions. If any term, covenant or condition of the Notes or this Mortgage is held to be invalid, illegal or unenforceable in any respect, the Notes and this Mortgage shall be construed without such provision.

                  Section 20.4 Headings, etc. The headings and captions of various Sections of this Mortgage are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

                  Section 20.5 Duplicate Originals; Counterparts. This Mortgage may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Mortgage may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Mortgage. The failure of any party hereto to execute this Mortgage, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

                  Section 20.6 Number and Gender. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

                  Section 20.7 Subrogation. If any or all of the proceeds of the Notes have been used to extinguish, extend or renew any indebtedness heretofore existing against the Property, then, to the extent of the funds so used, Mortgagee shall be subrogated to all of the rights, claims, liens, titles, and interests existing against the Property heretofore held by, or in favor of, the holder of such indebtedness and such former rights, claims, liens, titles, and interests, if any, are not waived but rather are continued in full force and effect in favor of Mortgagee and are merged with the lien and security interest created herein as cumulative security for the repayment of the Debt, the performance and discharge of Mortgagor's obligations hereunder, under the Notes and the Other Security Documents and the performance and discharge of the Other Obligations.

                  Section 20.8 No Joint Venture. Notwithstanding anything to the contrary herein contained, Mortgagee by entering into this Mortgage or by taking any action pursuant hereto, will not be deemed a partner or joint venturer with Mortgagor and Mortgagor and Mortgagor agrees to hold Mortgagee harmless from any damages and expenses resulting from such a construction of the relationship of the parties hereto or any assertion thereof.

                  Section 20.9 No Benefit to Third Parties. This Mortgage is for the sole and exclusive benefit of Mortgagor and Mortgagee and all conditions of the obligations of Mortgagee hereunder are imposed solely and exclusively for the benefit of Mortgagee and its assigns and no other person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Mortgagee will refuse to meet its obligations hereunder in the absence of strict compliance with any and all thereof and no other person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by the Mortgagee at any time if it in its sole discretion deems it advisable to do so. Without limiting the generality of the foregoing, Mortgagee shall not have any duty or obligation to anyone to ascertain that funds advanced under the Loan are used to pay the cost of constructing the improvements on the Property or to acquire materials and supplies to be used in connection therewith or to pay costs of owning, operating and maintaining same.

                  Section 20.10 Future Advances. This Mortgage is given to secure payment of the Notes, whether the entire amount thereof shall have been advanced to the Mortgagor at the date hereof, or at a later date, and to secure the payment and performance of all other liabilities and obligations of Mortgagor under the Notes or the Other Security Documents, and any other amount or amounts that may be added to the Obligations under the terms of this Mortgage, all of which Obligations being equally secured with and having the same priority as any amounts advanced at the date hereof. It is agreed that any future advances made by Mortgagee to or for the benefit of Mortgagor from time to time under this Mortgage or the loan documents shall be deemed to be obligatory, and the amount of any such advances and all interest accruing thereon, shall be equally secured by this Mortgage and have the same priority as all amounts, if any, advanced as of the date hereof and be subject to all of the terms and provisions of this Mortgage.

                  Section 20.11 Cash and Cash Equivalents. For purposes hereof, "Cash" shall mean coin or currency of the government of the United States of America. "Cash and Cash Equivalents" shall have the meaning assigned to such term in the Indenture.

                  Section 20.12 Entire Agreement. The Note, this Mortgage and the Other Security Documents constitute the entire understanding and agreement between Mortgagor and Mortgagee with respect to the transactions arising in connection with the Debt and supersede all prior written or oral understandings and agreements between Mortgagor and Mortgagee with respect thereto. Mortgagor hereby acknowledges that, except as incorporated in writing in the Note, this Mortgage and the Other Security documents, there are not, and were not, and no persons are or were authorized by Mortgagee to make, any representations, understandings, stipulations, agreements or promises, oral or written, with respect to the transaction which is the subject of the Note, this Mortgage and the Other Security Documents,

                  Section 20.13 Business Day. For purposes hereof, "Business Day" shall mean any day other than a Saturday, Sunday or a day on which commercial or other banks are authorized or required to close in New York, New York.

                  IN WITNESS WHEREOF, this Mortgage has been executed by Mortgagor the day and year first above written.



                                                    ----------------------------
                                                    By:

                                                        Name:
                                                        Title: